UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TOWER BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2010

TO THE SHAREHOLDERS OF TOWER BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tower Bancorp, Inc. will be held at 9:30 a.m., local time, on Tuesday, May 25, 2010, at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania 17011, for the following purposes:

1.	To elect six (6) Class B Directors to serve for a 3-year term and until their successors are elected and qualified.

2.	To consider the approval of the 2010 Tower Bancorp, Inc. Stock Incentive Plan.

3.	To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.

4.	To transact such other business as may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of each of the nominees for director listed in the enclosed proxy statement; “FOR” the approval of the stock incentive plan; and “FOR” the ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, the board of directors urges you to vote your shares by completing and signing the enclosed proxy card and mailing it promptly in the accompanying postage-prepaid envelope or, in the alternative, most shareholders may vote their shares electronically either over the Internet at https://www.proxyvotenow.com/tobc or by touch tone telephone at 1-866-214-3791. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are registered in “street name,” you will need additional documentation from your broker in order to vote in person at the meeting.

This Notice of Annual Meeting, proxy statement and enclosed proxy card are being sent on April 23, 2010 to shareholders of record at the close of business on April 9, 2010.

By Order of the Board of Directors

Andrew S. Samuel
Chairman, President & Chief Executive Officer

Harrisburg, Pennsylvania

April 23, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2010. The proxy statement, proxy card and 2009 Annual Report are available at: http://www.cfpproxy.com/4431.

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PROXY STATEMENT

112 Market Street

Harrisburg, Pennsylvania 17101

Annual Meeting Information

This proxy statement contains information about the Annual Meeting of Shareholders of Tower Bancorp, Inc. (“Tower”) to be held Tuesday, May 25, 2010, beginning at 9:30 a.m., at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania 17011, and at any adjournments or postponements thereof. This proxy statement was prepared at the direction of the company’s board of directors to solicit your proxy for use at the annual meeting and was mailed to shareholders on or about April 23, 2010.

Who is entitled to vote?

Shareholders owning Tower common stock on April 9, 2010 are entitled to vote at the annual meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On April 9, 2010, there were 7,130,734 shares of Tower common stock outstanding.

On what am I voting?

You will be asked to elect six directors to Class B for three-year terms expiring in 2013, to approve the 2010 Tower Bancorp, Inc. Stock Incentive Plan, and to ratify the selection of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010. The 2010 Stock Incentive Plan is described under Proposal II of this proxy statement and a copy of the plan is attached as Annex A. Information regarding the appointment of KPMG LLP is set forth under Proposal III of this proxy statement. The board of directors is not aware of any other matters to be presented for action at the annual meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the company’s management.

How does the board of directors recommend I vote on the proposals?

The board of directors recommends that you vote “FOR” the election of each of the nominees for director listed in the proxy statement, “FOR” the approval of the 2010 Tower Bancorp, Inc. Stock Incentive Plan, and “FOR” ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-paid envelope provided. If you sign your proxy form but do not mark your choices, your proxy will vote FOR the six persons nominated for election as Directors to Class B, FOR the approval of the 2010 Stock Incentive Plan and FOR ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm.

Most shareholders can also vote over the Internet at https://www.proxyvotenow.com/tobc or by telephone at 1-866-214-3791. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting information form you received. Either method of submitting your proxy will enable your shares to be represented and voted at the annual meeting.

How do I change my vote?

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised:

•	by signing and returning a later-dated proxy; or

•	by giving written notice to Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, Attention: Carl D. Lundblad, Corporate Secretary; or

•	by voting in person at the annual meeting.

A shareholder whose shares are held in “street name” should follow the instructions of his or her broker regarding revocation of proxies. You should note that your presence at the meeting without voting in person will not revoke an otherwise valid proxy.

What is a quorum?

A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in “street name” for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

What vote is required to approve the proposals?

The six nominees for election to the board of directors receiving the highest number of votes cast by shareholders entitled to vote at the meeting will be elected.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for the approval of the 2010 Tower Bancorp, Inc. Stock Incentive Plan.

The ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010 requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Who will count the vote?

The Judges of Election appointed by the board of directors will count the votes cast in person or by proxy at the meeting.

How are proxies being solicited?

Tower will bear its own cost of solicitation of proxies for the meeting. In addition to solicitation by mail, the company’s directors, officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise. These directors, officers and employees will not be additionally compensated for their solicitation efforts, but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts. The company will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals at next year’s annual meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in Tower’s proxy statement for its 2011 annual meeting of shareholders must deliver the proposal in writing to the Secretary of Tower Bancorp, Inc. at Tower’s principal executive offices at 112 Market Street, Harrisburg, Pennsylvania, not later than December  24, 2010.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2010. This proxy statement, the enclosed proxy card and our 2009 Annual Report are available at http://www.cfpproxy.com/4431.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission, or (the “SEC”).

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

PROPOSAL I—

ELECTION OF DIRECTORS

Nominees for Election

Tower’s bylaws provide that the number of directors constituting the board of directors shall be not less than five nor more than 25. The bylaws also divide the board of directors into three classes as nearly equal in number as possible, and each director in a class serves a three-year term such that only the terms of directors in a single class expire in a given year. Six directors will be elected at the annual meeting. All six nominees are “Class B” directors and, if elected, will serve until the 2013 annual meeting of shareholders. All nominees were approved by the board of directors, which is currently comprised of 17 members. The six (6) nominees for Class B directors are John M. DiSanto, Frederic M. Frederick, Kenneth R. Lehman, Terry L. Randall, Hasu P. Shah and Jeffrey B. Shank.

The six nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Unless otherwise instructed, proxies received from shareholders will be voted for the election of the nominees. If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the board of directors shall determine. The board of directors has no reason to believe that the nominees will be unable to serve if elected. Any vacancy occurring on the board of directors, for any reason, may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

Cumulative voting does not exist for the election of directors. Each share of Tower common stock is entitled to cast one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the six nominees to be elected.

The board of directors unanimously recommends that shareholders vote “FOR” each of the nominees for director identified above.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each nominee and director of Tower. The information includes information each director has given us about his/her age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the board of directors to the conclusion that he or she should serve as a director, we also believe that all of our directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics.

Nominees as Class B Directors for a term expiring at the 2013 Annual Meeting

John M. DiSanto

Director since: 2009

Age: 50

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. DiSanto is President of Triple Crown Corporation, a real estate development firm based in Harrisburg, Pennsylvania. Mr. DiSanto was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. DiSanto’s qualifications to serve as a director of Tower include his entrepreneurial business experience, his extensive knowledge of the real estate industry and his stature as a respected member of the business community within the Mid-Atlantic region.

Frederic M. Frederick

Director since: 2002

Age: 53

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Frederick is a Partner in the engineering firm of Frederick, Seibert & Associates, Inc, headquartered in Hagerstown, Maryland with a branch office in Greencastle, Pennsylvania. We believe Mr. Frederick’s qualifications to serve as a director of Tower include his experience as a business owner, his understanding of property valuation, his professional engineering background and regional development practice, and his leadership in community and business activities within Tower’s markets.

Kenneth R. Lehman

Director since: 2009

Age: 51

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Lehman is a private investor, attorney and bank developer. Mr. Lehman is a director of Virginia Commerce Bancorp, Inc. (NASDAQ: VCBI) and Virginia Commerce Bank, located in Arlington, Virginia; Home Federal Bank of Hollywood and Home Bancgroup, Inc., located in Hallandale Beach, Florida; Inland Community Bank and ICB Financial Corp, located in Ontario, California; and Florida Traditions Bank, located in Dade City, Florida. Mr. Lehman also served as a director of Wayne Savings Bancshares, Inc. (NASDAQ: WAYN) from 2003 through 2007. Mr. Lehman was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Lehman’s qualifications to serve as a director of Tower include his experience as an attorney representing private and public financial institutions, including his knowledge of banking and securities laws and regulations, his understanding of the banking industry including bank valuation and mergers and acquisitions, and his service as a director of other banking institutions and public companies.

Terry L. Randall

Director since: 2006

Age: 62

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Randall is Vice Chairman of Mellott Company, located in Warfordsburg, Pennsylvania, and former President of Mellott Enterprises, Inc. until its merger with Mellott Company in 2007. We believe Mr. Randall’s qualifications to serve as a director of Tower include his experience with public and financial accounting matters, including his career as a Certified Public Accountant (CPA) since 1971, in active public accounting practice from 1971 through 1997, as well as his executive leadership and management experience.

Hasu P. Shah

Director since: 2009

Age: 65

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Shah is the founder, Chairman & CEO of the Hersha Group, located in Harrisburg, Pennsylvania. He is also the Chairman of Hersha Hospitality Trust (NYSE: HT), having retired as Chief Executive Officer of Hersha Hospitality Trust in 2005. Mr. Shah was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Shah’s qualifications to serve as a director of Tower include his leadership and management of a growth company and his service as a director and chairman of a publicly-held company.

Jeffrey B. Shank

Director since: 1992

Age: 54

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Shank has served as Executive Vice President of Tower and President & CEO of Tower Bank, a division of Graystone Tower Bank since March 31, 2009. Prior to the merger with Graystone Financial Corp, Mr. Shank served as President of Tower and the First National Bank of Greencastle since January 1, 1992. We believe Mr. Shank’s qualifications to serve as a director of Tower include his over 30 years of banking experience with our organization, as well as his operational expertise and deep understanding of the customers and communities within the markets Tower serves.

Continuing as Class A Directors for a term expiring at the 2012 Annual Meeting

Marcus Faust

Director since: 2009

Age: 46

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Faust is a private investor and community bank developer with prior experience as a bank regulator and bank executive, including as chief financial officer of a $1.5 billion publicly-held financial institution. Mr. Faust is currently a director of Peninsula Bank, located in Englewood, Florida. Mr. Faust also previously served as a director and chairman of Providence Bancorp, Inc. and Providence Bank, located in Winter Haven, Florida from 2005 to 2009 and as a director and chairman of Cactus Commerce Bank from 2003 to 2006. Mr. Faust was initially appointed a director of Tower on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Faust’s qualifications to serve as a director or Tower include his financial expertise and over 20 years of experience within the banking industry, including as a chief financial officer and senior executive , his understanding of internal controls for financial reporting, and his familiarity with banking regulations.

Mark E. Gayman

Director since: 2003

Age: 57

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Gayman is the owner of Gaymere Farms, in Waynesboro, Pennsylvania. We believe Mr. Gayman’s qualifications to serve as a director of Tower include his experience as a business owner, as well as his familiarity with the markets in which Tower operates.

Harry D. Johnston

Director since: 2006

Age: 73

Principal Occupation, Business Experience and Public and Investment Company Directorships: Dr. Johnston is a family physician in McConnellsburg, Pennsylvania, and also serves on the executive committee of and as treasurer for Infinity 8, LLC, an international drug manufacturing and distribution company. We believe Dr. Johnston’s qualifications to serve as a director of Tower include his deep knowledge of the customers and communities in which Tower operates, as well as his business and community leadership within Tower’s markets.

Michael A. Peck

Director since: 2009

Age: 65

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Peck is President & CEO of MPC Industries, LLC, a metal parts manufacturer located in Lancaster, Pennsylvania. Mr Peck was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Peck’s qualifications to serve as a director of Tower include his financial expertise and his years of experience leading complex organizations.

Robert E. Poole, Jr.

Director since: 2009

Age: 59

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Poole is Chairman, President & CEO of S&A Homes, Inc., and Poole Anderson Construction, each located in State College, Pennsylvania. Mr. Poole was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Poole’s qualifications to serve as a director of Tower include his broad experience as a business leader and major regional developer focusing on commercial and residential real estate and his stature as a community leader within the State College, Pennsylvania region.

Klare S. Sunderland

Director since: 2009

Age: 75

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Sunderland is the President of Sun Enterprises, Inc., an automobile dealership, located in Camp Hill, Pennsylvnia. Mr. Sunderland was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Sunderland’s qualifications to serve as a director of Tower include his entrepreneurial business experience and his position as a respected business leader within Tower’s markets, as well as his understanding of the banking industry as a bank investor.

Continuing as Class C Directors for a term expiring at the 2011 Annual Meeting

Stephen E. Beck

Director since: 2009

Age: 59

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Beck is a private real estate investor in Waynesboro, Pennsylvania. Mr. Beck was initially appointed a director in February 2009 to fill a vacancy on the Board of Directors. We believe Mr. Beck’s qualifications to serve as a director of Tower includes his financial expertise and his understanding of real estate investing, as well as his knowledge of the markets in which Tower operates.

Patricia A. Carbaugh

Director since: 2006

Age: 67

Principal Occupation, Business Experience and Public and Investment Company Directorships: Ms. Carbaugh is an Administrative Assistant at John L. Grove Medical Center located in Greencastle, Pennsylvania. We believe Ms. Carbaugh’s qualifications to serve as a director of Tower include her knowledge of Tower’s customers and understanding of the markets in which Tower operates, as well as her community service activities.

Jeffrey F. Lehman

Director since: 2009

Age: 57

Principal Occupation, Business Experience, Public and Investment Company Directorships: Mr. Lehman is President & CEO of Shank’s Extracts, Inc., located in Lancaster, Pennsylvania. Mr. Lehman was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Lehman’s qualifications to serve as a director of Tower include his entrepreneurial business experience and his executive leadership and management expertise.

Charles C. Pearson, Jr.

Director since: 2009

Age: 70

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Pearson has been a private investor since 2005, when he retired as Chairman, and previously, as President & CEO of Waypoint Financial Corp. Mr. Pearson was initially appointed a director on March 31, 2009, in accordance with the merger agreement with Graystone Financial Corp. We believe Mr. Pearson’s qualifications to serve as a director of Tower include his years of experience as a bank executive in various markets in Pennsylvania as well as his strategic, financial and corporate governance expertise.

Andrew S. Samuel

Director since: 2009

Age: 48

Principal Occupation, Business Experience and Public and Investment Company Directorships: Mr. Samuel is Chairman, President & CEO of Tower Bancorp, Inc. and Graystone Tower Bank. Prior to the merger with Graystone Financial Corp, Mr. Samuel was Chairman, President & CEO of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009. Mr. Samuel was previously Market CEO of Sovereign Bank from January through June 2005 and President and Chief Operating Officer of Waypoint Bank and Senior Executive Vice President, Banking Division of Waypoint Bank from 1996 through January 2005. We believe Mr. Samuel’s qualifications to serve as a director of Tower include his over 20 years of banking experience in Central Pennsylvania, as well as his strategic, executive leadership and management expertise.

CORPORATE GOVERNANCE OF TOWER

The board of directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity.

Corporate Governance Guidelines

The company’s board of directors adopted written Corporate Governance Guidelines in June 2009 that, together with Tower’s articles of incorporation, bylaws and the charters of board committees, provide a framework for the governance of Tower. Such guidelines are intended to assist the board in the exercise of its responsibilities. As the operation of the board is a dynamic process, these guidelines are reviewed periodically and revised by the board from time to time as deemed appropriate. Tower’s Corporate Governance Guidelines are available on Tower’s website, www.towerbancorp.com, under the tab “Governance Documents.”

Director Independence

All members of the board of directors are independent, with the exception of Messrs. Samuel and Shank, in accordance with the independence standards of the NASDAQ Stock Market, as were the former directors who retired during 2009—James H. Craig, Jr., Lois Easton and Kermit G. Hicks. In determining the directors’ independence, in addition to matters disclosed under “Related Person Transactions and Policies” on page 13 hereof, the board of directors considered each director’s beneficial ownership of Tower common stock, loan transactions between Graystone Tower Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

In each case, the board determined that none of the transactions above impaired the independence of the director. For more information, please refer to “Related Person Transactions and Policies” on page 13.

Leadership Structure of the Board; Lead Independent Director

Tower’s Corporate Governance Guidelines provide that the board has discretion to combine or separate the positions of Chairman and Chief Executive Officer, considering what serves the company’s best interests at the time. Until August 2009, separate individuals served as Chairman of the Board and as Chief Executive Officer. In connection with the retirement of Kermit Hicks as a director and Chairman of the Board, which was effective August 31, 2009, the board of directors appointed Andrew Samuel to the additional position of Chairman, believing that his prior service as both Chairman and Chief Executive Officer of Graystone Financial Corp. prior to its merger with Tower, as well as his role as a founder of Graystone Bank, uniquely qualified him for this role. The board of directors believes that at this time, Mr. Samuel’s leadership in these capacities will ensure that management is aligned with the board and positioned to effectively implement the business strategy endorsed by the board.

The board also believes that its existing corporate governance practices achieve independent oversight and management accountability, which is the objective that many boards seek to achieve by separating the roles. Specifically, Tower’s governance practices provide for strong independent board leadership and for independent discussion among directors.

Tower’s Corporate Governance Guidelines provide that whenever the Chairman is not an independent director, the board shall annually designate an independent Lead Director. In connection with the appointment of Mr. Samuel as Chairman, Charles C. Pearson, Jr. was designated as the independent Lead Director. As Lead Director, Mr. Pearson presides at any board meeting at which the Chairman is not present, including executive sessions of the independent directors, serves as a liaison between the Chairman and the independent directors, reviews and consults with the Chairman regarding meeting agendas and meeting schedules of the board, has the authority to call meetings of the independent directors, receives and responds directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, assists the Nominating and Corporate Governance Committee with the identification and recommendation of board candidates and participates with the Employee Development Committee in its evaluation of the Chief Executive Officer and discussion of the Chief Executive Officer’s performance with the Chief Executive Officer.

Moreover, in accordance with Tower’s Corporate Governance Guidelines, the independent directors meet in executive session, without the presence of management and under the leadership of the independent Lead Director, at least two (2) times a year.

Role of the Board of Directors in Risk Oversight

The board of directors’ role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the responsible officer within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies.

Additionally, Tower’s Enterprise Risk Management Committee, comprised of senior executives of Tower from various functions, each of whom supervises day-to-day management of certain risks throughout the organization, periodically presents to the board reports as to risk assessment and management activities. The Enterprise Risk Management Committee is a management committee and is not a committee of the board of directors. The committee seeks to ensure that the company identifies all potential material risks and implements appropriate control and mitigation measures. The committee performs an enterprise-wide risk assessment specifically focused on the following risk categories: Credit, Compliance/Legal, Interest Rate, Liquidity, Operational, Reputation and Strategic, and reports to the board concerning the identification, measurement, control features, monitoring and risk profile of the top risks identified in this process. The committee reports directly to the Chief Executive Officer and to the full board of directors.

In addition, each of Tower’s board committees provides oversight of the risks within its specific areas of responsibility. For example, the Employee Development Committee reviews the company’s overall compensation program, including risks arising from incentive compensation programs. The Audit Committee reviews risks related to financial reporting. The Audit Committee discusses material violations of company policies brought to its attention on an ad hoc basis, and provides oversight of regulatory and legal compliance risk. Additionally, the outcome of Tower’s audit risk assessment is presented to the Audit Committee; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. Material violations of the company’s Code of Ethics Policy and related corporate policies are reported to the Audit Committee. Additionally, the Asset and Liability Committee of the Graystone Tower Bank board of directors provides oversight of the organization’s asset-liability policy, interest rate risk, liquidity risk and capital requirements and ratios, and reports regularly to the Tower board of directors. The Chair of each of the board’s key committees regularly reports to the full board on risk matters within the committee’s purview.

Meetings and Committees of the Board of Directors

Board of Directors

During 2009, the Tower board of directors held twenty (20) meetings. Each of the directors attended at least 75% of the combined total number of meetings of the board of directors and of the committees to which they belong.

Executive Committee

The members of the Executive Committee of the Tower board of directors are Andrew S. Samuel, Terry L. Randall, Frederic M. Frederick, Jeffrey B. Shank, Jeffrey L. Lehman, Charles C. Pearson, Jr. and Kenneth R. Lehman. This committee meets when necessary, at the request of the Chairman, Vice-Chairman or President of the company to discuss and prepare recommendations on various business matters prior to the regular board of directors meeting.

Audit Committee

The members of the Audit Committee of Tower are Jeffrey L. Lehman (Chair), Stephen E. Beck, Marcus Faust, Michael A. Peck and Terry L. Randall. The Audit Committee held thirteen (13) meetings during fiscal year 2009. The members of the Audit Committee are all independent under the independence standards of the NASDAQ Stock Market. The Audit Committee oversees the accounting and tax functions of the company, recommends to the Tower board the engagement of the independent registered public accounting firm for the year, reviews with management and the independent registered public accounting firm the plan and scope of the audit engagement, reviews the annual financial statements of the company and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the independent registered public accounting firm the company’s internal controls and its accounting and reporting practices.

The Audit Committee has adopted a charter, which is available to shareholders at the company’s website at www.towerbancorp.com under the “Governance Documents” tab.

Mr. Faust serves as an “audit committee financial expert.” Mr. Faust is independent under the independent standards of the NASDAQ Stock Market. As described above, Mr. Faust has experience as a chief financial officer of a financial institution and has been responsible for the supervision of accounting and financial personnel. Furthermore, the company’s board of directors believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Employee Development Committee

The members of the Tower Employee Development Committee are Robert E. Poole, Jr. (Chair), Terry L. Randall and Kenneth R. Lehman. The Employee Development Committee held nine (9) meetings during fiscal year 2009. The members of the Employee Development Committee are all independent under the independence standards of the NASDAQ Stock Market. The Employee Development Committee’s duties include evaluating the Chief Executive Officer’s performance in light of goals and objectives and setting the Chief Executive Officer’s compensation levels based on its evaluation. The Employee Development Committee reviews and makes recommendations to the board from time to time regarding the company’s compensation programs and benefits programs for executive personnel.

The Employee Development Committee is charged with reviewing and recommending to the full board of directors the compensation for the Chief Executive Officer, the Chief Financial Officer and the other named executive officers and the members of the board of directors. The Committee utilizes an outside consulting firm in gathering and analyzing peer group data to determine appropriate compensation levels for executive officers. The Employee Development Committee delegates to the Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers and determining appropriate levels of compensation for other employees.

The Employee Development Committee’s processes and procedures for consideration and determination of executive compensation are described below in the section of “Compensation Discussion and Analysis” entitled

“Role of The Employee Development Committee, Management and the Compensation Consultant in the Executive Compensation Process.” Director compensation levels are determined by the committee taking into account compensation levels for the same peer group used in evaluating executive compensation.

The Employee Development Committee has adopted a charter, which is available to shareholders at the company’s website at www.towerbancorp.com under the “Governance Documents” tab. The committee has authority under its charter to retain outside counsel, compensation consultants or other experts of its choice, and received adequate funding from Tower to engage such advisors. For information concerning Pearl Meyer & Partners, the compensation consultant currently retained by the Committee, see the section of “Compensation Discussion and Analysis” entitled “Role of the Compensation Consultant.”

Nominating and Corporate Governance Committee

The members of the Tower Nominating and Corporate Governance Committee are Charles C. Pearson, Jr. (Chair), Mark E. Gayman and Hasu P. Shah. The Nominating and Corporate Governance Committee held two (2) meetings during fiscal year 2009. The Nominating and Corporate Governance Committee is appointed by the company’s board of directors to assist the board in (i) identifying qualified individuals to become board members, (ii) determining the size and composition of the board and its committees, (iii) monitoring a process to assess board effectiveness, and (iv) developing and implementing Tower’s corporate governance guidelines.

The Nominating and Corporate Governance Committee has adopted a charter, which is available to shareholders at the company’s website at www.towerbancorp.com under the “Governance Documents” tab.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee selects individuals for nomination to the board based on the criteria set forth in the company’s Corporate Governance Guidelines. Under these criteria, a substantial majority of the directors are to be independent as described under “Director Independence” and, except for the Chief Executive Officer, no more than one director of the company shall be an employee of the company. The Nominating and Corporate Governance Committee is responsible for reviewing with the board, on a regular basis, the requisite skills and characteristics new board members should possess, as well as the composition of the board as a whole. A director must possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Other factors included in the review of potential directors include assessment of any material relationships with the company or others which might impact independence and objectivity, as well as consideration of diversity, age, skills, experience, time availability and the number of other boards the member sits on in the context of the needs of the board and the company, and such other criteria as the Nominating and Corporate Governance Committee shall determine to be relevant at the time in order to ensure a strong and effective governing body. The Nominating and Corporate Governance Committee performs an assessment of the various skills, experience and other attributes and characteristics of directors and nominees in order to facilitate consideration of these factors.

Director nominees will be recommended to the board annually by the Nominating and Corporate Governance Committee for election by the company’s shareholders at the annual meeting. Shareholder nominations for director shall be in accordance with the procedures set forth in the company’s bylaws. A Tower shareholder who desires to propose an individual for consideration by the board of directors as a nominee for director should submit a proposal in writing to the President of Tower in accordance with Section 10.1 of Tower’s bylaws. Any shareholder who intends to nominate any candidate for election to the board of directors must notify the Secretary of Tower in writing not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. The board does not have a policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates. The board does not have any specific minimum qualifications for consideration for candidates nor does it have a policy to consider diversity in identifying nominees for director.

The Nominating and Corporate Governance Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be similarly evaluated by the Committee using the board membership criteria referenced above.

Director Stock Ownership Guidelines

The board believes that it is important for each director to have a financial stake in the company to help align the director’s interests with those of Tower’s shareholders. To meet this objective, in connection with the adoption of its Corporate Governance Guidelines in June 2009, the board adopted a general policy that each director should have invested, directly or indirectly, a minimum of $100,000 in Tower common stock (excluding stock options, restricted stock or other common stock received as compensation) and maintain such ownership at all times during his or her tenure on the board, provided that new directors will have up to 24 months of service on the board to meet this ownership objective. Compliance with these guidelines will be considered by the Nominating and Corporate Governance Committee in connection with the consideration of nominees for director, and may be waived in certain circumstances upon the recommendation of the Chairman and the Nominating and Corporate Governance Committee.

Shareholder Communications

The Corporate Governance Guidelines provide that parties who wish to communicate with the board or a committee of the board may send a letter to the Secretary at Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, Att: Corporate Secretary. The letter should indicate whether the communication is intended for the Board or one of its committees. The Corporate Secretary may sort or summarize the communications as appropriate. The independent Lead Director is responsible to receive and respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group. Communications received by the company from shareholders are shared with the full board no later than the next regularly scheduled board meeting. Communications which are commercial solicitations, customer complaints, or involve incoherent or obscene statements, will not be forwarded to the board.

Code of Ethics Policy

Tower has adopted a Code of Ethics Policy that addresses, among other things, conflicts of interest, integrity of financial reports and the reporting of violations. The Code of Ethics Policy applies to all directors, officers and employees. The Code of Ethics Policy requires all covered persons and entities to avoid situations that might lead to a conflict or the appearance of any conflict between one’s self-interest and his or her duty to the company, its customers or its shareholders. A covered person’s position must never be used, directly or indirectly, for private gain, to advance personal interests, or to obtain favors or benefits for him/herself or any other person. The board is responsible for the enforcement of the Code of Ethics Policy. All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Ethics Policy, which may be accessed on the company’s website, www.towerbancorp.com, by selecting “Governance Documents.”

Related Person Transactions and Policies

Certain directors and officers of Tower, and companies with which they are associated, are customers of Graystone Tower Bank, the company’s primary subsidiary. During 2009, these individuals and companies conducted banking transactions with Graystone Tower Bank in the ordinary course of business. Similar transactions may be expected to occur in the future. All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to Tower. In the opinion of Tower’s management, these transactions do not involve more than the normal risk of collectibility, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Federal Reserve Board Regulation O.

On June 12, 2009, the company accepted subscriptions for and sold, at 100% of their principal amount, an aggregate of $9.0 million of subordinated notes (referred to herein as the “2009 Notes”), on a private placement basis, to accredited investors. The investors included Frederic M. Frederick, who is a director of Tower and who purchased $500,000 in principal amount of the 2009 Notes. The 2009 Notes bear interest, payable on the 15th of January, April, July and October of each year, at a fixed interest rate of 9.0% per year. The 2009 Notes have a maturity date of July 1, 2014 and may be redeemed at the option of Tower, in whole or in part, at any time, without penalty or premium, subject to any required regulatory approvals.

On February 5, 2010, the company accepted subscriptions for and sold, at 100% of their principal amount, an aggregate of $12.0 million of subordinated notes (referred to herein as the “2010 Notes”), on a private placement basis, to investors. The investors included Michael A. Peck, a director of Tower, and his spouse, who purchased an aggregate of $1,000,000 in principal amount of the 2010 Notes. The 2010 Notes bear interest, payable on the 15th of January, April, July and October of each year, at a fixed interest rate of 9.0% per year. The 2010 Notes have a maturity date of July 1, 2015 and may be redeemed at the option of Tower, in whole or in part, at any time, without penalty or premium, subject to any required regulatory approvals.

In December 2007, Graystone Bank, which was renamed “Graystone Tower Bank” upon its merger with The First National Bank of Greencastle, entered into a lease agreement for a build-to-suit lease with Park Forest Center II, L.P. for approximately 8,355 square feet of branch and regional administrative office space in State College, Pennsylvania for an initial 15-year lease term and an initial annual base rent of $270,000. Upon commencement of the term, the landlord is also entitled to an additional rental fee of $57,000, representing reduced land rent and carrying costs. Director Robert Poole maintains a minority 20% ownership interest in the 1% general partner of Park Forest Center II, L.P. The term of the lease commenced in October 2008. Graystone Bank performed an evaluation which confirmed that the terms of the lease, which was negotiated on an “arms length basis,” are consistent with market terms, and concluded that such terms are at least as favorable to Graystone Bank as could be obtained in a transaction with an unaffiliated third party.

Graystone Tower Bank’s board of directors is responsible for ensuring compliance with Federal Reserve Board Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy. Tower’s Chief Credit Officer is the executive officer responsible for administration of the Regulation O compliance policy. The Chief Credit Officer maintains a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy. Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions. Any direct or indirect extension of credit to an insider, including related interests, must be approved by the bank’s board of directors. Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

Additionally, Tower’s Corporate Governance Guidelines provide that any transaction involving Tower or any direct or indirect subsidiary of Tower and an executive officer, a director, a nominee for election to the board of directors, or a five percent or greater shareholder (or a member of his or her immediate family or a company or other entity in which he or she has, directly or indirectly, a financial interest) must be submitted for review and approval by the Audit Committee.

In addition to its Regulation O compliance policy and the requirements of the Corporate Governance Guidelines, Tower’s Code of Ethics Policy addresses, among other things, related party transactions and applies to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.

To identify related persons and entities, Tower requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually. This information is utilized to identify real or potential transactions in which conflicts of interest covered by the above-referenced policies and guidelines may arise.

Annual Meeting Attendance

Tower has no specific policy requiring directors to attend the Annual Meeting of Shareholders. All members of the board of directors at the time, except for Mr. Shah, were present at the 2009 Annual Meeting of Shareholders. All members of the board of directors are expected to attend the 2010 Annual Meeting of Shareholders.

Executive Officers

The following table identifies each of the executive officers of Tower and Graystone Tower Bank, their age as of April 23, 2010, the position they currently hold and their professional experience during the prior five years.

Name	Age	Position and Prior Professional Experience
Andrew S. Samuel	48	President and Chief Executive Officer of Tower and Graystone Tower Bank since March 31, 2009. Chairman, President & Chief Executive Officer of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Market CEO of Sovereign Bank from January through June 2005; President and Chief Operating Officer of Waypoint Bank and Senior Executive Vice President, Banking Division of Waypoint Bank from 1996 through January 2005.

Jeffrey Renninger	53	Executive Vice President of Tower and Graystone Tower Bank since March 31, 2009. Executive Vice President of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Lancaster/Lebanon Regional President for Sovereign Bank and Waypoint Bank from 1999 through June 2005.

Janak Amin	45	Executive Vice President of Tower and Graystone Tower Bank since March 31, 2009. Executive Vice President of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Capital Region President for Sovereign Bank and Waypoint Bank from March 1997 through June 2005.

Mark S. Merrill, CPA	33	Executive Vice President and Chief Financial Officer of Tower and Graystone Tower Bank since March 31, 2009. Executive Vice President and Chief Financial Officer of Graystone Financial Corp. and Graystone Bank from July 2008 to March 31, 2009; Senior Vice President and Chief Financial Officer of Graystone and Graystone Bank since May 2007; Vice President, Chief Accounting and Risk Officer of Graystone Bank since May 2006; previously Manager of Accounting and Financial Controls at Waypoint Bank from 2003 until 2005 and certified public accountant at Pricewaterhouse Coopers from 1999 until 2003.

Carl D. Lundblad, Esq	39	Executive Vice President and General Counsel of Tower and Graystone Tower Bank since March 31, 2009. General Counsel and Secretary of Graystone Financial Corp. and Graystone Bank from August 2007 to March 31, 2009; previously Partner and attorney at Rhoads & Sinon LLP since 1997.

Name	Age	Position and Prior Professional Experience
Jane Tompkins	57	Executive Vice President of Tower and Chief Credit Officer of Graystone Tower Bank since March 31, 2009. Chief Credit Officer of Graystone Bank from November 2007 to March 31, 2009; previously President of 5Cs Consulting from January 2006 through November 2007, Chief Credit Officer of Legacy Bank from 2005 until 2006; and Chief Credit Officer of Waypoint Bank from 1997 until 2005.

Jeffrey B. Shank	54	Executive Vice President of Tower and Graystone Tower Bank since March 31, 2009. President & CEO of the corporation and the First National Bank of Greencastle from January 1, 1992 to March 31, 2009.

INFORMATION CONCERNING SECURITY OWNERSHIP

Beneficial ownership of shares of the company’s common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after April 9, 2010.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the company’s knowledge, those persons or entities, who owned of record or beneficially, on December 31, 2009, more than 5% of the company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned
Kenneth R. Lehman c/o Tower Bancorp, Inc. 112 Market Street Harrisburg, Pennsylvania 17101	674,654	(1)	9.46%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	602,335	(2)	8.44%

(1)	Includes 154,410 shares held jointly with Mr. Lehman’s spouse, 22,940 shares held in an IRA for Mr. Lehman, 76,892 shares held by Mr. Lehman’s spouse, 1,200 shares held in an IRA for Mr. Lehman’s spouse and 1,260 shares issuable pursuant to presently exercisable stock options.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2010, which reported beneficial ownership as of December 31, 2009 by Wellington Management Company LLP.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of April 9, 2010, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the company beneficially owned by each director, each nominee for director, each of the named executive officers and all executive officers and directors of the company as a group.

Name of Individual or Identity of Group Directors and Named Executive Officers	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Janak Amin	63,091	(2)	*
Stephen E. Beck	6,000	(3)	*
Patricia A. Carbaugh	1,907	(4)	*
John M. DiSanto	48,362	(5)	*
Marcus Faust	49,472	(6)	*
Frederic M. Frederick	10,974	(7)	*
Mark E. Gayman	6,700	(8)	*
Harry D. Johnston	29,156	(9)	*
Franklin T. Klink III	2,308	(10)	*
Jeffrey F. Lehman	22,397	(11)	*
Kenneth R. Lehman	674,654	(12)	9.46%
Mark S. Merrill	33,749	(13)	*
Charles C. Pearson, Jr.	31,874	(14)	*
Michael A. Peck	84,260	(15)	1.18%
Robert E. Poole, Jr.	54,237	(16)	*
Terry L. Randall	83,435	(17)	1.17%
Jeffrey Renninger	43,706	(18)	*
Andrew Samuel	48,199	(19)	*
Hasu P. Shah	48,716	(20)	*
Jeffrey B. Shank	34,148	(21)	*
Klare S. Sunderland	195,581	(22)	2.74%
All Executive Officers, Directors and Nominees as a Group (22 persons)	1,592,075	(23)	22.11%

*	Indicates beneficial ownership of less than 1%.
(1)	Unless otherwise indicated, to the knowledge of the company, all persons listed have sole voting and investment power with respect to their shares of Tower common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 9, 2010 (“presently exercisable stock options”). Amounts reported in this column also include shares allocated to the accounts of the respective person or group under the company’s Employee Stock Ownership Plan (“ESOP”). Under the terms of the ESOP, individual participants are entitled to direct the ESOP trustees how to vote the shares allocated to their accounts. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned.
(2)	Includes 12,894 shares held through the ESOP and 8,925 shares issuable pursuant to presently exercisable stock options.
(3)	Of the stated amount, 2,000 shares are pledged as security.
(4)	Includes 1,340 shares issuable pursuant to presently exercisable stock options.
(5)	Includes 47,102 shares held by the Terra Trust, of which Mr. DiSanto is a trustee. Also includes 1,260 shares issuable pursuant to presently exercisable stock options.
(6)	Includes 31,500 shares held in a revocable trust for Mr. Faust’s spouse and 1,260 shares issuable pursuant to presently exercisable stock options. Of the stated amount, 39,139 shares are pledged as security.

(7)	Includes 6,471 shares held jointly with Mr. Frederick’s spouse, 250 shares held in an IRA for Mr. Frederick, 300 shares held by Mr. Frederick’s children and 3,953 shares issuable pursuant to presently exercisable stock options.
(8)	Includes 595 shares held by Mr. Gayman’s spouse, 804 shares held by Mr. Gayman’s children and 3,953 shares issuable pursuant to presently exercisable stock options.
(9)	Includes 8,663 shares held jointly with Dr. Johnston’s son, 4,150 shares held in an IRA for Dr. Johnston, 12,715 shares held by Dr. Johnston’s spouse, 1,040 shares held in an IRA for Dr. Johnston’s spouse and 1,340 shares issuable pursuant to presently exercisable stock options.
(10)	Includes 742 shares held through the ESOP.
(11)	Includes 1,260 shares issuable pursuant to presently exercisable stock options.
(12)	Includes 154,410 shares held jointly with Mr. Lehman’s spouse, 22,940 shares held in an IRA for Mr. Lehman, 76,892 shares held by Mr. Lehman’s spouse, 1,200 shares held in an IRA for Mr. Lehman’s spouse and 1,260 shares issuable pursuant to presently exercisable stock options. Of the stated amount, 649,254 shares are pledged as security.
(13)	Includes 22,904 shares held jointly with Mr. Merrill’s spouse, 4,515 shares held through the ESOP and 6,090 shares issuable pursuant to presently exercisable stock options.
(14)	Includes 1,260 shares issuable pursuant to presently exercisable stock options.
(15)	Includes 78,525 shares held jointly with Mr. Peck’s spouse and 1,260 shares issuable pursuant to presently exercisable stock options.
(16)	Includes 1,260 shares issuable pursuant to presently exercisable stock options.
(17)	Includes 1,089 shares held jointly with Mr. Randall’s spouse, 2,000 shares held in an IRA for Mr. Randall, 54,968 shares held by Forrest R. Mellott Irrevocable Trust, 20,000 shares held by Heritage Capital LLC and 4,038 shares held by Mellott Company. Also includes 1,340 shares issuable pursuant to presently exercisable stock options.
(18)	Includes 21,020 shares held jointly with Mr. Renninger’s spouse, 12,894 shares held through the ESOP and 8,925 shares issuable pursuant to presently exercisable stock options. Also includes 654 shares held by Mr. Renninger’s son, of which Mr. Renninger disclaims beneficial ownership.
(19)	Includes 2,580 shares held through ESOP and 17,850 shares issuable pursuant to presently exercisable stock options. Of the stated amount 19,000 shares are pledged as security.
(20)	Includes 500 shares held by Shree Krisha Foundation, of which Mr. Shah is a trustee and for which Mr. Shah disclaims beneficial ownership. Also includes 1,260 shares issuable pursuant to presently exercisable stock options.
(21)	Includes 15,137 shares held through the ESOP.
(22)	Includes 188,651 shares held Klare S. Sunderland Revocable Trust, of which Mr. Sunderland is a trustee, and 1,260 shares issuable pursuant to presently exercisable stock options. Also includes 5,670 shares held by Mr. Sunderland’s spouse, as to which Mr. Sunderland disclaims beneficial ownership.
(23)	Includes 48,030 shares held through the ESOP and 70,096 shares issuable pursuant to presently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), requires directors, executive officers and persons who beneficially own more than 10% of Tower’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the company with copies of all Section 16(a) forms they file.

The company believes that during the period January 1, 2009 through December 31, 2009, its directors, executive officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Exchange Act, except that each of Lois E. Easton, James H. Craig, Jr., Mark E. Gayman, Harry D. Johnston, Franklin T. Klink, III , John H. McDowell, Sr., Terry L. Randall and Jeffrey B. Shank made one late filing during the month of January 2009 of a Form 4 Statement of Changes of Beneficial Ownership of Securities relating to transactions involving the grant of options due to an administrative oversight.

Change in Control—Graystone Financial Corp. Merger

On March 31, 2009, Graystone Financial Corp. merged with and into Tower Bancorp, Inc. Former Graystone shareholders received 0.42 shares of Tower’s common stock for each share of Graystone common stock they owned on March 31, 2009. Upon completion of the merger, Tower’s legacy shareholders owned approximately 45% of Tower’s common stock and former Graystone shareholders owned approximately 55% of Tower’s common stock. In addition, 10 former Graystone directors were appointed to the Tower board of directors effective March 31, 2009.

INFORMATION CONCERNING COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

The Employee Development Committee (referred to in this discussion as the “Committee”) of the board of directors has responsibility for establishing and implementing the company’s executive compensation philosophy as well as monitoring adherence to the policies and practices of compensation programs maintained by the company for all employees (including equity and non-equity-based incentive programs and retirement programs). This Compensation Discussion and Analysis section is intended to help our shareholders understand the company’s compensation philosophy, objectives, components and practices. This section also describes the Committee’s decisions during 2009 as it relates to the compensation of our named executive officers.

The following officers have been identified as our named executive officers for purposes of this proxy statement:

Andrew S. Samuel	–	Chairman, Chief Executive Officer and President of Tower Bancorp, Inc. and Graystone Tower Bank [1]

Jeffrey Renninger	–	Executive Vice President and Chief Operating Officer of Tower Bancorp, Inc. and Graystone Tower Bank

Janak Amin	–	Executive Vice President of Tower Bancorp, Inc. and President of Graystone Bank, a division of Graystone Tower Bank

Mark S. Merrill	–	Executive Vice President and Chief Financial Officer of Tower Bancorp, Inc. and Graystone Tower Bank

Jeffrey B. Shank	–	Executive Vice President of Tower Bancorp, Inc, and President of Tower Bank, a division of Graystone Tower Bank [2]

Franklin T. Klink	–	Former Senior Vice President, Finance of Graystone Tower Bank [3]

Executive Summary

Despite the financial crisis and economic recession, 2009 was an active and highly successful year for the company. The year began with the planning and execution of the merger of two similarly-sized companies, Tower Bancorp, Inc. and Graystone Financial Corp., which merger was effective March 31, 2009. In the three quarters following the merger, the company recognized many accomplishments including, but not limited to:

•	Restructured the executive management team which resulted in an increased scope of responsibilities for the continuing executive officers;
•	Converted bank operating systems and 25 branches with no significant customer issues;
•	Brought together approximately 320 employees from two organizations under one set of corporate values;
•	Completed listing of the company’s common stock on the NASDAQ Global Market;
•	Successfully completed the private placement of $9 million in subordinated notes, enhancing the company’s capital position;
•	Completed a $52 million public offering of the company’s common stock, further strengthening the company’s capital;

[1]	Mr. Samuel was appointed as Chairman of the company’s board of directors in September 2009 after Mr. Kermit G. Hicks retired from his role as Chairman effective August 31, 2009.
[2]	Mr. Shank served as the President and Chief Executive Officer of the company until March 31, 2009.
[3]	Mr. Klink held the position of Chief Financial Officer of the company prior to March 31, 2009 and resigned from the company effective August 21, 2009.

•	Successfully reduced costs, increased net income, maintained excellent asset quality measures relative to peers and grew the company’s balance sheet with high quality deposits and loans; and

•	Selected as a best place to work in Pennsylvania and continued to actively and successfully recruit and build leadership talent for the organization.

As the year came to an end, the company announced that it had entered into an agreement providing for the acquisition of First Chester County Corporation, the parent company of First National Bank of Chester County. Pending regulatory and shareholder approvals, the acquisition is expected to close in mid-2010, with branch integration and systems conversion to follow. This acquisition represents a significant market and organizational expansion for the organization, providing over 20 branches in the Chester County market, and offers the potential to expand wealth management and other financial services throughout the company’s entire market area.

The foregoing developments had a significant impact on the company’s compensation structure during 2009, and the decisions and activities of the Committee and the full board of directors clearly reflect these changes. Specifically, the Committee’s attention was focused primarily on integrating the employees and systems of two similarly sized companies under the leadership of a senior management team derived largely from one of those companies and implementing a unified compensation culture that promotes accountability and recognizes and rewards performance. In addition, our executive management team has taken on larger and greater responsibilities and we continue to focus on attracting and retaining the best talent to ensure our long-term success.

Executive Compensation Philosophy and Objectives

The Committee believes the success of the company is driven through hiring, developing and retaining qualified executives who are motivated to perform for the benefit of our employees, customers, shareholders and the community. The objectives of our executive compensation program are to:

•	Enable the company to attract and retain talented executives by providing fair, reasonable and competitive compensation that is aligned with banks of similar size, region, and complexity;

•	Motivate and reward our executives for achieving high standards of performance relating to our strategic corporate goals;

•	Provide a balanced approach that rewards both short-term and long-term results and appropriate risk taking that will ensure the safety and soundness of the company;

•	Align our executives with shareholder interests through stock-based compensation that focuses on long-term performance; and

•	Provide flexibility to reward executives for achievements, competencies and skills that the Committee believes are in the best interest of the company’s future needs.

To meet these objectives, our executive compensation program is designed to provide the following:

•	Competitive base salaries, targeted at the market median, but with flexibility to recognize each executives’ individual role, responsibilities, experience and performance;

•	Short term cash incentives which focus our executives on critical annual goals and objectives aligned with our strategic plan;

•	Long-term incentives, delivered in stock that align our executives with shareholders, reward stock price appreciation and provide a means for retaining our top performers; and

•	Benefits that are by design, conservatively competitive. While they do not consist of a major part of total compensation program, they are important to allow us to attract and retain key executives.

The Committee believes the best way to accomplish alignment of compensation with the interest of our shareholders is to link pay directly to corporate performance. We set our performance standards high and when performance exceeds expectations, pay levels are expected to be above the competitive median. Without proven performance, our target compensation levels are reduced and fall below market median levels.

The Committee will continue to review, evaluate, and revise the compensation philosophy as appropriate to meet its desired objectives.

Role of the Employee Development Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Employee Development Committee

The Employee Development Committee of the board of directors is responsible for discharging the board’s responsibilities in executive compensation matters and for administering the company’s incentive compensation and equity-based plans as well as all retirement programs, including the company’s employee stock ownership plan, employee stock incentive plans, employee stock purchase plan and profit sharing (401(k)) plan. Three members of our board of directors serve on the Committee, each of whom is an independent director under the NASDAQ Stock Market, Inc. listing requirements. They are Robert E. Poole, Jr. (Chair), Kenneth R. Lehman, and Terry L. Randall. To fulfill its responsibilities, the Committee meets throughout the year (nine times in 2009) and also takes action by written consent. The Chair of the Committee reports on Committee actions at meetings of the company’s board of directors and prepares written minutes which are provided to the board.

The Committee reviews all compensation components for the company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and perquisites. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate, comprise the executive’s total compensation package.

The Committee reviews the Chief Executive Officer’s performance and makes decisions regarding his compensation. Input and data from the Chief Executive Officer, the Senior Vice President, Human Resources Manager and outside consultants and advisors are provided as a matter of practice and as requested by the Committee. While the Chief Executive Officer makes recommendations concerning other named executive officers, the Committee is responsible for approving and presenting recommendations to the board regarding compensation for all named executive officers.

The Committee has the authority and resources to obtain advice and assistance from internal or external legal, compensation, human resource, accounting or other advisors or consultants as it deems desirable or appropriate. Such advisors report directly to the Committee. Details on the Committee’s functions are more fully described in its charter. As part of its responsibilities, the Committee reviews at least annually the adequacy of its charter and recommends any proposed changes to the board for approval. The Committee’s Charter was most recently reviewed and approved in March 2009 and can be viewed at the company’s website, www.towerbancorp.com, under the “Governance Documents” tab.

Role of the Compensation Consultant

The Committee has the authority to hire, fire, and seek the services of compensation consulting and advisory firms as it deems appropriate. These advisors provide independent counsel and report directly to the Committee. As a matter of general policy the Committee does not prohibit its advisors from providing services to management, but any such engagements must be requested or approved by the Committee.

Following the March 2009 merger with Graystone Financial Corp., in May 2009, the Committee selected and retained an independent outside consulting firm, Pearl Meyer & Partners, which specializes in executive and board compensation. The consultant reports directly to the Committee and carries out its responsibilities to the Committee in coordination with the human resources department as requested by the Committee. The consultant only provides services on behalf of the Compensation Committee and did not perform any additional services for management during 2009.

In 2009, Pearl Meyer & Partners conducted a comprehensive review of our executive and board compensation programs and assisted the Committee with redesigning an annual executive incentive plan for the new organization. Representatives of Pearl Meyer & Partners attended several Committee meetings in person and by telephone and provided support to the Committee on ongoing issues, such as supplemental executive retirement plans, change-in-control agreements, employment agreements, development of the annual Employee Development Committee calendar, and proxy disclosure.

Role of Management

The Employee Development Committee often requests one or more members of executive or senior management, such as the Chief Executive Officer and the Senior Vice President, Human Resources Manager, to be present at committee meetings where executive compensation and company or individual performance are discussed and evaluated. Although the Committee is ultimately responsible for executive compensation decisions, information and input from senior management is critical to ensuring that the Committee and its advisors have the information needed to make informed decisions. Executives may provide insight, suggestions or recommendations regarding executive compensation. However, only Committee members vote on decisions regarding executive compensation.

Below is a summary of the role of management in helping the Committee discharge its responsibilities:

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The Chief Executive Officer develops proposed company goals and corresponding weightings and suggests potential incentive performance metrics. The Employee Development Committee reviews and approves the final goals and weights used for the annual executive incentive plan.

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The Chief Executive Officer provides an annual self-assessment of his performance to the Employee Development Committee, which facilitates board input and review following the end of each year. The Committee Chair ensures feedback is shared with the full board for the purposes of making informed compensation decisions.

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The Chief Executive Officer presents performance summaries and recommendations relating to the remaining named executive officers and other key executives’ compensation to the Committee for its review and approval. The Committee Chair ensures feedback is shared with the full board for the purposes of making informed compensation decisions.

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As deemed necessary, the Chief Executive Officer and Senior Vice President, Human Resources Manager, provide the Committee with data necessary to evaluate and implement compensation proposals and programs.

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The Senior Vice President, Human Resources Manager, provides data and information to the Committee as requested and also assists the Committee Chair in setting the logistics and agenda for the meeting.

•	The Senior Vice President, Human Resources Manager, works with outside consultants to provide data and information relative to the Committee’s needs and objectives.

The Committee makes recommendations on the Chief Executive Officer’s compensation package and any key actions related to his compensation for final approval by the board of directors. Decisions regarding the remaining named executive officers and certain other key executives are made by the Committee considering recommendations from the Chief Executive Officer, as well as input from the compensation consultants as requested. The Committee seeks final approval by the board of directors for these adjustments as well.

Factors Considered in Determining Executive Compensation

The Committee’s decisions throughout the year were supported by various analyses, information and input including, but not limited to:

•	Competitive benchmarking reviews conducted by an outside, independent consulting firm that includes peer/market data on total compensation and performance;

•	Total compensation philosophy and pay target guidelines as developed in consultation with our executive compensation consultant;

•	Strategic plans and performance relative to annual goals;

•	Individual performance relative to annual performance reviews, overall leadership contributions and future potential;

•	External influences, economic conditions and industry factors;

•	Appropriate mix and balance of pay;

•	Executive attraction and retention considerations;

•	Risk assessment/mitigation considerations;

•	Best/emerging practices as provided by outside consultants;

•	Changing regulations (banking, SEC, etc.);

•	Director and Committee input as gathered during executive sessions; and

•	Individual performance related to leading and upholding the company’s corporate vision, mission and values.

Competitive Benchmarking

Following the merger with Graystone Financial Corp. at the end of March 2009, Pearl Meyer & Partners was engaged by the Employee Development Committee to conduct a comprehensive review of its executive total compensation program. The purpose of this review was to provide an independent and objective analysis of all elements of compensation (individually and in aggregate) relative to market and peer group practices. Pay mix and an assessment of the pay for performance relationship were also reviewed and presented to the Committee in July to provide foundational information to support it in making compensation decisions for the new organization.

A primary data source used in setting competitive market practices for the named executive officers is the information publicly disclosed by a peer group of other publicly traded financial institutions. This peer group was developed by Pearl Meyer & Partners using objective parameters that reflect financial institutions of similar asset size and region. The peer group was approved by the Employee Development Committee. In the future, the peer group will be reviewed and updated, as appropriate, since the comparable companies may change depending on the current size of the company, acquisitions and business focus of the company or our peer institutions. Overall, the goal was to have 15-20 comparative institutions that provide a market perspective for total executive compensation.

The 2009 peer group consisted of 18 financial institutions in Pennsylvania and Maryland ranging from approximately $700 million in assets to $3 billion in assets and positioning the company at approximately the median for size ($1.2 billion in assets).

The following is the peer group used in the 2009 review conducted by Pearl Meyer & Partners:

Sandy Spring Bancorp, Inc.	Bryn Mawr Bank Corporation
Metro Bancorp, Inc. [4]	Orrstown Financial Services, Inc.
Univest Corporation of Pennsylvania	Shore Bancshares, Inc.
First United Corporation	CNB Financial Corporation
Eagle Bancorp, Inc.	ACNB Corporation
First National Community Bancorp, Inc.	Franklin Financial Services Corporation
First Chester County Corporation	Tri-County Financial Corporation
Citizens & Northern Corporation	First Keystone Corporation
VIST Financial Corp.	Codorus Valley Bancorp, Inc.

In addition to the peer group data, the consultant used several other sources of data for cash compensation (base salary and incentive) to identify general compensation trends. Pearl Meyer & Partners provided comparative data from several Northeast banking association surveys as well as published industry surveys and a proprietary database of national banking compensation data. Data reflects financial institutions representing similar asset size and region to the company.

Information from the competitive analysis was used by Pearl Meyer & Partners to provide market competitive guidelines that support the company’s total compensation philosophy. Guidelines for base salary, short and long-term incentive targets and estimated total direct compensation (if all elements paid at expectation/goal) were provided so the Committee could see the potential pay and range of pay for each executive role. These guidelines provided a framework for consideration by the Committee in setting future pay levels, as described below.

Mix and Balance of Pay

Compensation of executive officers is allocated among base salary, performance-based cash incentive and equity/stock-based compensation. Generally, our executive compensation package consists of approximately 65% – 75% base salary, 15% – 20% cash incentive, and 10% – 15% stock/long-term incentive compensation. As a result, 25% – 35% of compensation is provided through performance-based forms of compensation. We believe that this mix supports our philosophy to provide performance-based compensation that is balanced in the aggregate and does not provide any one component with motivation to engage in actions involving unnecessary or excessive risk. The mix of compensation may vary by role (e.g. higher level executives may have greater focus on incentive compensation).

Additionally, we provide retirement and other benefits to attract and retain our executive officers, the values of which are modest in comparison to our direct compensation (i.e., cash and equity).

Total Compensation and Performance Alignment

The Committee seeks to ensure that the ultimate compensation package paid to executives is considered in the aggregate (i.e., the sum of the parts) and is properly aligned with the company’s performance. Performance considers multiple “views” including company and individual performance, our own performance targets and industry/peer results, financial performance and strategic accomplishments that position the company for future success. Performance goals in our executive incentive plans are positioned at levels that are achievable but require stretch on the part of our management team.

The Committee receives regular updates on the company’s performance relative to performance goals and industry realities. As a rapidly growing organization, the company presents challenges in assessing performance relative to peers, since our “peers” change frequently. The Committee will continue to refine its assessment processes and comparison groups to ensure proper comparisons.

[4]	Metro Bancorp, Inc. had not filed a 2009 proxy statement at the time the competitive review was conducted and therefore was excluded from the analysis.

All elements of compensation are considered together when making any singular decision on a particular pay element. However, the Committee also recognizes that different components of compensation meet different needs and that, in balance, the mix of pay components meets desired objectives.

Risk Assessment/Mitigation Considerations

As a bank holding company, regulated by the Board of Governors of the Federal Reserve, with our principal subsidiary a state-chartered bank regulated by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation (“FDIC”), the company adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the institution. Our management and board of directors conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and appropriate practice, supplemented by our internal audit function.

To ensure that our annual Executive Incentive Plan, described in detail below, does not incent excessive risk that threatens the value of the institution, the plan’s framework includes the following risk mitigation designs that were considered by the Committee:

•	Incentive targets are modest compared to total compensation (25% of base salary and 15% – 20% of total compensation);

•	Payouts are limited through caps (or maximum) awards equivalent to 140% of target. These maximum payouts limit the potential that excessive rewards may motivate any specific behavior;

•	The plan measures multiple performance goals, two of which are aligned with risk mitigation metrics (non-performing assets and charge-offs); and

•	The company must receive satisfactory ratings on internal and regulatory agency audits in order for the incentive plan to activate.

Additionally, on an annual basis, the Committee reviews the compensation plans for all employees and assesses the extent to which incentives established by these plans may encourage certain behaviors by participating employees. The Committee reviewed compensation plans in April 2009, including the performance goals driving awards under these plans. The performance goals include measures intended to ensure that employees do not engage in activities or behaviors that create excessive risk for the company.

Internal Equity

Internal comparisons are considered to ensure fairness and properly reflect executives’ respective roles and responsibilities. Significant differences in compensation will reflect role differences and/or performance.

Cost Considerations

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of the shareholders are considered. Certain components of compensation are designed to be variable such that compensation is not guaranteed and must be earned based on performance.

Compensation Components and 2009 Decisions

The company’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2009 decision process as it relates to the named executive officers.

Base Salary

Objective. The company believes the purpose of base salary is to provide competitive and fair base compensation that recognizes each executive officer’s role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.

Typically, the Committee reviews and sets base pay for each executive in January of each year. Salaries are determined in consideration of competitive market for similar roles, as well as each individual’s experience, performance and contributions. Input from the Chief Executive Officer is considered in setting the executive salaries while the Committee is solely responsible for determining the Chief Executive Officer’s salary.

2009 Decisions. In consideration of the pending merger with Graystone Financial Corp. and the transition to new executive leadership and management structure, the board of directors determined to defer any base salary adjustments for executives until following completion of the merger, in order to permit a complete review and assessment that takes into account the new combined organization.

Following the completion of the Pearl Meyer & Partners’ benchmark study in July 2009, which indicated that base salaries for the Chief Executive Officer and certain other named executive officers were below market, the Committee approved a two-step adjustment process to bring salaries in line with competitive market levels. The Committee did not believe that salaries needed to be brought up to full market level at one time. The original plan was to make mid-year corrections in September and then consider bringing executives closer to market levels in January 2010.

The following table summarizes the salary adjustments for the named executive officers made between the end of 2008 (pre-merger) through 2009 (post-merger).

Named Executive Officer	Title	Base Salary Adjustments
		January 1, 2009 (prior to merger of Tower and Graystone)	April 1, 2009 (at the close of the merger of Tower and Graystone)	September 1, 2009 (following merger of Tower and Graystone)
Samuel	Chief Executive Officer	—	$335,000	$350,000
Renninger	EVP, Chief Operating Officer	—	$195,000	$225,000
Amin	EVP	—	$190,000	$220,000
Merrill	EVP, Chief Financial Officer	—	$165,000	$185,000
Shank	EVP	$186,000	$186,000	$186,000
Klink [5]	SVP, Finance	$133,350	$133,350	N/A

2010 Considerations. By January 2010, the company had entered into an agreement for the acquisition of First Chester County Corporation. As previously considered in July 2009, the intent was to make second-step salary adjustments in January 2010. However, given the significant growth represented by the pending merger with First Chester, the Committee recognized that the original recommendations were made based on a benchmarking study that did not appropriately reflect the new organization (i.e., assuming timely completion of the First Chester merger, the size of the company will increase from approximately $1.5 billion in assets to approximately $2.8 billion in assets in mid-2010). The Committee considered identifying a new peer group but deferred the decision until later in 2010. Nonetheless, the Committee recognized the need to acknowledge executives’ new roles in a growing, more complex organizational structure. The Committee decided to use the original benchmark references, but target the 75th percentile of that data to provide an approximation of competitive pay levels for a nearly $3 billion asset institution. The consultant confirmed that positioning base

[5]	Prior to March 31, 2009, Mr. Klink served as Chief Financial Officer of the company. Subsequent to the merger, Mr. Klink elected to terminate his employment with the company effective August 21, 2009.

salary at the 75th percentile of the smaller peer group was a reasonable benchmark, particularly since only two peer banks would be a similar size to Tower (i.e., approximately $3 billion in assets) upon completion of the acquisition. Market adjustments were considered and base salaries were approved effective March 1, 2010 as follows:

Named Executive Officer	Title	2010 Base Salary
Samuel	Chief Executive Officer	$435,000
Renninger	EVP, Chief Operating Officer	$275,000
Amin	EVP	$275,000
Merrill	EVP, Chief Financial Officer	$235,000
Shank	EVP	$186,000

Annual Incentives

Objectives. The objective of the company’s annual Executive Incentive Plan is to motivate and reward key members of executive management for achieving specific company performance goals that support the company’s strategic plan. Rewards under this plan represent compensation that must be earned (and re-earned each year) based upon company performance. Each of the named executive officers, with the exception of Mr. Klink, was a participant in the plan for 2009.

Proposed company performance goals for the plan are based on budget projections and typically presented by the Chief Executive Officer to the Employee Development Committee in January each year. Once the performance goals are finalized and approved by the Committee, they are presented to the full board for final approval.

Following the March 31, 2009 merger of Graystone Financial Corp. and Tower Bancorp, Inc., the Chief Executive Officer presented to the Committee a draft executive incentive plan that was similar to a discretionary cash bonus plan previously maintained by Graystone. The draft plan included specific performance goals to be achieved by year-end 2009, as well as target and maximum award levels based on that performance. The goals presented reflected the newly combined organization with the intent of incorporating best and emerging design elements into the incentive plan. The Committee chose to defer approval of the plan until the independent consultant was engaged by the Committee and after which time they would have access to benchmark data and additional best practices insight.

In September 2009, after the Pearl Meyer & Partners study was completed and following discussions with the compensation consultant regarding plan design, the final 2009 Executive Incentive Plan was approved by the board of directors and included performance measures and qualifiers derived from the company’s budget for the period from April 1 through December 31, 2009. The following discussion provides a description of the 2009 Executive Incentive Plan.

Target Opportunity. The target incentive opportunity under the plan is determined as a percentage of regular base salary earnings. For 2009, the target incentive was 25% for the Chief Executive Officer and all participating executives. Actual payouts, however, can vary based on company and individual performance. Executives have the opportunity to earn up to 140% of the target incentive opportunity (i.e., maximum opportunity is 35% of base salary). Performance below target will result in a zero payment for that performance measure. The plan design is intended to motivate superior performance and only provide awards when target expectations are achieved.

Short-Term Incentive Opportunity Range (as a % of base salary)

Role	Below Target Performance (Threshold)	Target Performance	Stretch Performance
All Executives [7]	0%	25.0%	35.0%

Trigger/Gate. The Company must receive satisfactory ratings on internal audit and regulatory agency examinations in order for the incentive plan to activate. If a below satisfactory rating is achieved, the incentive plan will not fund any awards for any participants. In addition, each executive must achieve a satisfactory level of performance on their individual performance goals for the plan year in order to qualify for an incentive award.

Performance Measures. The 2009 performance measures are aligned with the corporate strategy and business plan and include: financial performance (net income), asset quality/risk management (non-performing assets/total assets and charge offs/average loans), stock performance and capital (price/tangible book value vs. peers, improvement in average volume traded, increase in institutional ownership, successful sub-debt raise and favorable merger opportunities). The Committee believed these measures provided an appropriate portfolio of performance goals that balance performance perspectives while ensuring focus on sound risk management.

Weightings for each measure are established annually by the Committee. Below is a summary of the goals and possible payouts for 2009.

Performance Measure	Weighting	Target—Stretch Incentive Opportunity (% of base salary) [8]	Target Goal	Stretch Goal
Holding Company Income [9]	35%	8.75% –12.25%	$6.65 million	> $7.14 million
Non-Performing Assets/Total Assets	20%	5.00% – 7.00%	149 bp – 101 bp	< 100 bp
Charge-offs/Average Loans	15%	3.75% – 5.25%	30 bp – 60 bp	< 30 bp
Holding Co. Stock and Capital [10]	30%	7.50% –10.50%	Meets Expectations	Exceeds Expectations
TOTAL	100%	25% – 35%

Following the end of the plan year, the Committee assesses the company’s performance relative to each of the performance measures and determines the awards based upon the attainment of each goal. The Employee Development Committee retains the discretion to modify all forms of incentive payouts based on significant individual or company performance shortfalls.

2009 Award Decisions. The company received satisfactory ratings on all internal audit and regulatory examinations in 2009, which activated the plan to make awards to executives, and all executives received at least a satisfactory performance rating. The following table summarizes the 2009 performance results and the

[7]	Based on the consultant’s review, the Committee recognizes that the Chief Executive Officer’s target incentive opportunity is low relative to market, and would typically not be the same as his direct reports. This incentive plan structure was intentional due to the start-up nature of Graystone Financial Corp. and reflects the team concept that the company expects its executives to model for the organization. The company is currently satisfied with the conservative targets and performance-pay relationship. At some point in the future, it is possible the targets and plan may be further refined to meet the needs of the growing organization.
[8]	Performance below target will result in a zero payment for that performance measure.
[9]	Defined as holding company net income for the nine months ending December 31, 2009, pre-provision net of tax related to growth, not as a result of higher charge-offs, and adjusted for non-recurring expenses and gains (e.g. gains/losses on securities, merger expenses and other expenses and/or gains as determined by the Committee).
[10]	Assessed based upon multiple sub-goals tied to stock performance and capital.

associated payouts (as a percentage of base salary) for each predefined performance measure. As demonstrated below, the Chief Executive Officer and other named executive officers were eligible to receive up to 35% of base salary based upon superior corporate performance in 2009.

Performance Measure	2009 Target Goal	2009 Stretch Goal	2009 Result	Payout (% of base salary)
Holding Company Income	$6.65 million	>$7.14 million	$7.8 million	12.25%
Non-Performing Assets/Total Assets	149 bp – 101 bp	<100 bp	53 bp	7.00%
Charge-offs/Average Loans	30 bp – 60 bp	< 30 bp	16 bp	5.25%
Holding Company Stock and Capital	“Meets Expectations” based upon multiple goal assessment	“Exceeds Expectations” based on multiple goal assessment	Exceeds Expectations	10.50%
Total Payout				35%

The following table summarizes the 2009 annual incentive awards, paid in February 2010 for the Chief Executive Officer and named executive officers who participated in the plan (up to 35% of 2009 base salary).

Named Executive Officer	Title	2009 Incentive Awards
Samuel	Chief Executive Officer	$123,577
Renninger	EVP, Chief Operating Officer	$74,510
Amin	EVP	$72,692
Merrill	EVP, Chief Financial Officer	$62,394
Shank	EVP	$21,532	[11]

Long-Term Incentives/Equity Compensation

Objectives. The granting of stock-based incentives is viewed as a desirable long-term incentive compensation strategy because it closely links the interest of management with shareholder value, aids in employee retention, and motivates executives to improve the long-term stock market performance of our common stock.

When granting stock-based incentives to executive officers, the Committee considers the competitive market practice, company performance and/or individual performance. The Committee also considers the Chief Executive Officer’s recommendations for other executives, which are based upon each executive’s level of responsibility and contribution towards achievement of our business plan and objectives. The Committee is authorized, at its discretion, to grant equity-based awards under the company’s existing stock option and stock incentive plans.

Generally, stock-based incentives have been granted on an annual basis in the form of stock options. Stock options were not granted following the merger with Graystone Financial Corp. until September 2009, following receipt of the competitive market data from Pearl Meyer & Partners’ benchmark study, so that the Committee could consider this information when determining 2009 option awards for executives.

At the time of an award grant, the Committee will determine the type of award to be made and the specific terms and conditions upon which it will be granted (i.e., term, vesting, performance criteria, etc.). Stock option grants typically vest 20% per year over a five-year period. Unvested grants are typically forfeited upon separation from employment. Upon retirement, death or disability or upon a change in control of the company, all outstanding stock options generally become fully vested and exercisable, subject to the terms of the specific grant.

[11]	The award for Mr. Shank was adjusted by the Committee pursuant to its discretion based on additional qualitative assessment.

2009 Award Decisions. In January 2009, the Board of Directors approved and granted awards of options to Jeffrey B. Shank to purchase 555 shares of Tower common stock and to Franklin T. Klink III to purchase 444 shares of Tower common stock, as detailed further in the “Grants of Plan Based Awards” Table on page 36.

In September 2009, following the compensation review conducted by Pearl Meyer & Partners, the Chief Executive Officer presented recommendations for equity-based long term incentive awards in the form of stock options to the Committee. The recommendations were based in part on an analysis of best practices among peer group organizations relative to equity awards and guidelines provided by the consultant. The Committee approved equity awards in the form of non-qualified stock options for key executives. The 2009 grants awarded to the named executive officers on September 22, 2009 are summarized below and in the “Grants of Plan Based Awards” Table on page 36.

Named Executive Officer	Title	Options Granted	Grant Value [12]
Samuel	Chief Executive Officer	11,100	$75,036
Renninger	EVP, Chief Operating Officer	5,400	$36,504
Amin	EVP	5,400	$36,504
Merrill	EVP, Chief Financial Officer	4,300	$29,068
Shank	EVP	2,200	$14,872

Benefits and Perquisites

Our benefit programs are designed to provide competitive levels of protection and financial security. Benefit programs are targeted to be conservatively competitive and appropriate.

The company provides select executives other benefits that the Committee believes are reasonable and consistent with its overall compensation philosophy. The Committee regularly reviews and refines executive benefits to ensure market competitiveness.

Supplemental Executive Retirement Plans (SERPs). In 2002, the company implemented a Supplemental Executive Retirement Plan (“SERP”), a non-qualified plan, covering Jeffrey B. Shank. As a result of the change in control of the company in connection with the merger with Graystone Financial Corp., on March 31, 2009, the benefits under the SERP have fully vested and Mr. Shank is entitled to receive $75,000 per year, payable monthly commencing on the first day of the month following Mr. Shank’s 65th birthday and continuing for 20 years. If Mr. Shank dies while he is actively employed by the company, his beneficiary receives a scheduled death benefit equal to the amount of his retirement benefit. If Mr. Shank dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If the company terminates Mr. Shank’s employment for cause, he forfeits the benefits provided under the SERP. In addition, if Mr. Shank violates the restrictive covenant contained in the SERP, he forfeits his rights to any further benefits under the SERP. At this time, no other executives participate in a supplemental executive retirement plan.

Deferred Compensation Plan. The company maintains a non-qualified deferred compensation plan for certain executives and officers. Currently, only Mr. Shank participates in this plan. Participants remain in the plan regardless of their employment status with the company. During 2006, the plan was closed to new participants and changes in the amount of compensation to be deferred are no longer permitted. The plan pays a ten percent (10%) annual return on plan balances.

[12]	Options were approved and granted on September 22, 2009. This value is based upon the Black-Scholes option valuation model, which estimates the present dollar value of the company’s common stock option to be $6.76 per share under option. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model are set forth in the Grants of Plan Based Awards Table on page 36.

Employment and Change in Control Agreements. The company has entered into employment agreements with each of the named executive officers. The board of directors views these agreements as integral in ensuring the continued dedication of the executives to the company and promoting stability of management, particularly in the event of a change in control of the company. These agreements are described further under “Employment Agreements” on page 38.

Graystone Tower Bank Employees’ Profit Sharing Plan. The Graystone Tower Bank Employees’ Profit Sharing Plan is the surviving plan name following the merger of the Graystone Bank Employees’ 401(k) Plan and the First National Bank of Greencastle Employees’ Profit Sharing Plan.

The named executive officers are eligible to participate in this plan on the same terms as other employees. Employees are eligible to make salary deferrals (contributions) in the first pay of the month following three full months of employment and must be 20 years of age. The company will match the employee’s contributions $0.50 per dollar deferred up to a maximum of 6% of the employee’s covered compensation beginning in the first pay following six full months of employment. Employer contributions vest 20% per year over a five year period.

The plan also provides for an annual discretionary award, based on the profitability of the company. A discretionary award was not granted to employees or executives in 2009.

Graystone Tower Bank Employee Stock Ownership Plan (ESOP). Graystone Tower Bank maintains the Graystone Tower Bank Employees’ Stock Ownership Plan (“ESOP”) to provide an opportunity for increased equity ownership by employees and executives, aligning their interests with shareholders. Contributions to the plan are discretionary. The payment of benefits to participants is made at death, disability, termination or retirement. The company made no contribution to the ESOP for 2009.

Split Dollar Life Insurance Agreements. In connection with its merger with Graystone Financial Corp., the company assumed a pre- and post- separation from service split dollar life insurance plan. Under this plan, each of the participating officers is entitled to life insurance coverage equal to his or her annual base salary. The company has purchased bank-owned life insurance to fund the premiums of the split dollar life insurance plan. As a result of the merger, each of the following named executive officers has a vested insurance benefit under this plan: Andrew Samuel, Mark Merrill, Jeffrey Renninger and Janak Amin.

Tower Bancorp, Inc. Employee Stock Purchase Plan. The Tower Bancorp, Inc. Employee Stock Purchase Plan was adopted in 2009 to encourage and enable employees of the company and its subsidiaries to acquire an ownership interest in the company through a regular investment program. The company believes that employees who participate in the plan will have a closer identification with the company by virtue of their ability, as shareholders, to participate in the company’s growth and earnings, and will be motivated to improve their job performance accordingly. Under the plan, employees may use payroll deductions to purchase stock at a rate that is at least 1% but not more than 10% of such employee’s base annual compensation, and no more than $25,000 per employee per year. The purchase price for shares purchased under the plan currently represents a 5% discount to the fair market value of the shares on the quarterly purchase date.

Executive Perquisites. As provided by employment agreements with certain executive officers as well as company policy, the company provides a limited number of perquisites to key executives that the Committee believes are necessary for conducting business, are reasonable and enable us to attract and retain high performing employees for our key senior management positions. These benefits also allow our executives to maintain direct contact and involvement with current and prospective customers, as well as non-profit organizations in the communities in which we do business. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

The primary perquisites are: company owned automobiles for certain executives, club memberships for certain executives and life insurance programs. These perquisites represent a relatively insignificant portion of the total compensation of each named executive officer. The aggregate incremental cost to the Company for these perquisites is set forth in the “Summary Compensation” Table under the “All Other Compensation” column and related notes on page 35.

Stock Practices and Policies

Stock Ownership Guidelines.

The company believes that broad-based stock ownership by directors, officers and employees is an effective method to align the interests of its directors, officers and employees with the interests of its shareholders. While the company does not currently have any stock ownership guidelines in place for its named executive officers, stock ownership by named executive officers is encouraged and reviewed by the Committee. The Committee believes that the current level of stock ownership by the executive officers is appropriate. The company’s Corporate Governance Guidelines, adopted in June 2009, include an ownership objective for directors. Please refer to “Director Stock Ownership Guidelines” on page 13.

Stock Option Grant Practices.

The exercise price of stock options awarded under the company’s stock option and stock incentive plans is generally the closing price of Tower common stock on the date of grant, which is the date of the Committee meeting at which equity awards are approved. Tower historically granted options in January of each year and Graystone historically granted options in July of each year. In 2010 the Committee intends that equity awards will be considered in September. Tower does not coordinate option grants with the release of positive or negative corporate news.

Impact of Accounting and Tax on the Form of Compensation

The Employee Development Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Committee has considered the impact of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly FASB Statement 123R) on the company’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to named executive officers to $1,000,000 unless the compensation is “performance-based.” In the company’s case, base salary is not considered a performance-based vehicle and would not be a deductible compensation expense. Based on the current salaries, the company does not believe that Section 162(m) will be triggered for our Chief Executive Officer or named executive officers, but may consider this in future years.

Compensation Committee Report

The Employee Development Committee, which acts as the Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Employee Development Committee of the Board of Directors of

Tower Bancorp, Inc.

Robert E. Poole, Jr. (Chair)

Kenneth R. Lehman     Terry L. Randall

Executive Compensation Tables

The following tables set forth for the fiscal years ending December 31, 2009, 2008 and 2007, the compensation which the company and its subsidiaries paid to its principal executive officer, principal financial officer and the other named executive officers.

2009 Summary Compensation Table

The table below contains information concerning the annual compensation for services in all capacities to the company of those persons who were (i) the Chief Executive Officer, Chief Financial Officer and any person who served in such capacity during the fiscal year ended December 31, 2009; and (ii) the three most highly compensated executive officers of the company other than the Chief Executive Officer and Chief Financial Officer who were serving at December 31, 2009.

Name and Principal Position	Year	Salary (3) ($)	Bonus (4) ($)	Stock Awards (5) ($)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation (7) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (8) ($)	All Other Compensation (9) ($)		Total ($)
Andrew Samuel Chairman & Chief Executive Officer of Tower Bancorp, Inc. and Graystone Tower Bank (1)	2009	262,885	—	—	75,036	123,577	—	10,638		472,136

Mark S. Merrill Executive Vice President & Chief Financial Officer of Tower Bancorp, Inc. and Graystone Tower Bank (1)	2009	133,846	—	—	29,068	62,394	—	3,145		228,453

Jeffrey B. Shank	2009	196,402	3,420	—	26,705	21,532	26,789	6,613		281,461
Executive Vice	2008	183,000	17,804	515	24,225	—	22,930	27,934		276,408
President of Tower Bancorp, Inc. & President of Tower Bank division	2007	174,000	24,037	845	27,896	—	20,627	33,093		280,498

Franklin T. Klink, III Former Senior Vice President, Finance (2)	2009	79,692	1,715	—	9,466	—	—	66,349	(10)	157,222
	2008	107,500	8,398	—	14,535	—	—	16,582		147,015
	2007	98,500	11,965	—	13,970	—	—	16,203		140,638

Jeffrey Renninger Executive Vice President of Tower Bancorp, Inc. & Chief Operating Officer of Graystone Tower Bank (1)	2009	160,385	—	—	36,504	74,510	—	9,919		281,317

Janak Amin Executive Vice President of Tower Bancorp, Inc. & President of Graystone Bank division (1)	2009	156,539	—	—	36,504	72,692	—	4,386		270,121

(1)	Messrs. Samuel, Renninger, Amin and Merrill became executive officers of the company on March 31, 2009, the effective date of the merger of Graystone Financial Corp. and Tower Bancorp, Inc. The summary compensation table reflects amounts paid to these executives for the period of April 1, 2009 through December 31, 2009.
(2)	Mr. Klink served as the company’s Chief Financial Officer until March, 31, 2009 and resigned from the company effective August 21, 2009.
(3)	Salary includes regular earnings for Messrs. Samuel, Renninger, Amin, Merrill and Klink. The amounts for 2009, 2008 and 2007 for Mr. Shank include $5,700 of salary deferred pursuant to the deferred compensation plan.
(4)	Reflects aggregate annual amounts paid under a quarterly discretionary cash award program previously maintained by The First National Bank of Greencastle. This program was terminated on March 31, 2009 with the completion of the merger of Graystone Financial Corp. and Tower Bancorp, Inc. Payments made in 2009 to Messrs. Shank and Klink reflect awards based on 2008 performance.

(5)	The amounts for Mr. Shank reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008 and 2007 in accordance with FASB ASC Topic 718 (formerly FAS 123R) for awards under an employee service award program that was previously maintained. This program was terminated following completion of the merger of Graystone Financial Corp. and Tower Bancorp, Inc.
(6)	Option awards are valued based upon the Black-Scholes option valuation model. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model are set forth in the Grants of Plan Based Awards Table below and are further discussed at footnote 16 to our consolidated financial statements in our Annual Report on Form 10-K.
(7)	Amounts reported are total awards for each individual under the annual Executive Incentive Plan, described in detail in the “Compensation Discussion and Analysis” section above.
(8)	The amount reflects the aggregate actuarial increase in the present value of the benefits under Mr. Shank’s supplemental executive retirement plan.
(9)	All other compensation for 2009 includes insurance premiums for all individuals. The amounts for Messrs. Samuel, Renninger, Amin, Merrill and Shank also include matching contributions to the Graystone Tower Bank Employees’ Profit Sharing (401(k)) Plan. Compensation for personal use of a company owned vehicle is included in the amounts for Messrs. Samuel, Shank, Amin and Renninger. The amounts for Messrs. Samuel and Renninger include club memberships paid by the company.
(10)	Mr. Klink’s amount includes $34,461 in salary continuation payments and $29,120 in lieu of continued retirement benefits under the terms of his Change in Control Agreement as the result of his election to terminate employment effective August 21, 2009.

Grants of Plan-Based Awards Table

The following table presents information concerning awards granted to the named executive officers for 2009 under the annual Executive Incentive Plan and the company’s equity incentive and stock option plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($ / Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Samuel	9/22/09	—	83,750	117,250	N/A	N/A	N/A	0	11,100	26.77	75,036	(3)

Mark Merrill	9/22/09	—	41,250	57,750	N/A	N/A	N/A	0	4,300	26.77	29,068	(3)

Jeffrey B. Shank	9/22/09	—	45,075	63,105	N/A	N/A	N/A	0	2,200	26.77	14,872	(3)
	1/14/09								555	1.00	11,833	(4)

Franklin T. Klink, III	1/14/09							0	444	1.00	9,466	(4)

Jeffrey Renninger	9/22/09	—	48,750	68,250	N/A	N/A	N/A	0	5,400	26.77	36,504	(3)

Janak Amin	9/22/09	—	47,500	66,500	N/A	N/A	N/A	0	5,400	26.77	36,504	(3)

(1)	In accordance with the annual Executive Incentive Plan, amounts reported are the following percentages of each individual’s base salary as of April 1, 2009: Threshold—0%; Target—25% and Maximum—35%. Based upon the company’s performance in 2009, each of the individuals participating in the plan, other than Mr. Shank, received the maximum payout award, which was paid in February 2010 based on the individual’s total base salary compensation for 2009. Mr. Shank’s award was adjusted at the Committee’s discretion based upon additional qualitative assessments. For further information regarding the Executive Incentive Plan and awards made thereunder, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.
(2)	Includes options awarded on September 22, 2009 with an exercise price of $26.77 and vesting 20% per year on the first through fifth anniversary date of the grant and options awarded on January 14, 2009 to Messrs. Shank and Klink with an exercise price of $1.00 and immediately exercisable. All options are non-qualified stock options.
(3)	This value is based upon the Black-Scholes option valuation model, which estimates the present dollar value of the company’s common stock option to be $6.76 per share under option. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 32.25%; (b) a risk-free rate of return of 3.56%, which equals the zero-coupon rate paid on U.S. Treasury bonds with lives approximating the expected term of the option as of the grant date; (c) the company’s average common shares dividend yield that is expected over the term of the options of 4.00%; and (d) an expected term of 9 years.
(4)	This value is based upon the Black-Scholes option valuation model, which estimates the present dollar value of the company’s common stock option to be $21.32 per share under option. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 25.96%; (b) a risk-free rate of return of 0.12%, which equals the zero-coupon rate paid on U.S. Treasury bonds with lives approximating the expected term of the option as of the grant date; (c) the company’s average common shares dividend yield that is expected over the term of the options of 3.24%; and (d) an expected term of 0.25 years.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2009.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable (1)	Unexercisable (2)
Andrew Samuel	9,450			22.22	6/26/2017	—	—	—	—
	8,400			30.96	7/17/2018
		11,100		26.77	9/22/2019

Mark Merrill	1,890			22.22	6/26/2017	—	—	—	—
	4,200			30.96	7/17/2018
		4,300		26.77	9/22/2019

Jeffrey B. Shank		2,200		26.77	9/22/2019	—	—	—	—

Jeffrey Renninger	4,725			22.22	6/26/2017	—	—	—	—
	4,200			30.96	7/17/2018
		5,400		26.77	9/22/2019

Janak Amin	4,725			22.22	6/26/2017	—	—	—	—
	4,200			30.96	7/17/2018
		5,400		26.77	9/22/2019

(1)	All outstanding options fully vested at the effective date of the merger of Graystone Financial and Tower Bancorp, Inc. on March 31, 2009.
(2)	Stock options awarded in September 2009 vest at the rate of 20% per year, with vesting dates of 9/22/2010, 9/22/2011, 9/22/2012, 9/22/2013 and 9/22/2014.

Option Exercises and Stock Vested Table

The following table presents outstanding stock options exercised and stock awards that vested for the named executive officers during 2009.

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey B. Shank	755	(2)	16,892	0	—
Franklin T. Klink, III	444		10,012	0	—

(1)	Represents total market value of the underlying common shares on the date(s) of exercise minus the total exercise prices for the options exercised.
(2)	Mr. Shank’s 2009 exercises include 200 shares awarded but not exercised in 2008.

Pension Benefits Table

The following table presents information related to the First National Bank of Greencastle Supplemental Executive Retirement Plan (SERP) for each of the named executive officers as of the year ended December 31, 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jeffrey B. Shank	First National Bank of Greencastle SERP (1)	N/A	453,891	—

(1)	As a result of the change in control of the company in connection with the merger with Graystone Financial Corp. on March 31, 2009, the benefits under the SERP have fully vested and Mr. Shank is entitled to receive $75,000 per year, payable monthly commencing on the first day of the month following Mr. Shank’s 65th birthday and continuing for 20 years. If Mr. Shank dies while he is actively employed by the company, his beneficiary receives a scheduled death benefit equal to the amount of his retirement benefit. If Mr. Shank dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits. If the company terminates Mr. Shank’s employment for cause, he forfeits the benefits provided under the SERP. In addition, if Mr. Shank violates the restrictive covenant contained in the SERP, he forfeits his rights to any further benefits under the SERP.

Nonqualified Deferred Compensation Table

The following table presents information related to the First National Bank of Greencastle’s deferred compensation plan for the named executive officers during 2009. The deferred compensation plan provides an opportunity for certain executives to defer a portion of their base pay into an investment vehicle that pays 10% per year on plan balances. During 2006, the plan was closed to new participants and changes to the amount of compensation are no longer permitted to be deferred.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Jeffrey B. Shank	5,700	(1)	—	29,156	—	320,720

(1)	Mr. Shank’s 2009 deferral is included in his salary in Table 1, Summary Compensation Table.

Employment Agreements

The company has entered into employment agreements with each of the named executive officers. The board of directors views these agreements as integral to ensuring the continued dedication of the executives to the company and promoting stability of management, particularly in the event of a change in control of the company.

Andrew Samuel

In connection with its merger with Graystone, the company assumed the employment agreement with Andrew Samuel dated August 28, 2007, as amended November 12, 2008. The employment agreement is for a term of three years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of non-renewal is given. Mr. Samuel may only be terminated for cause as defined in the agreement. He may terminate his employment for good reason as defined in the agreement. If he terminates his employment for good reason or if he is terminated without cause or if his employment is terminated after a “change in control” (defined to mean a change in the ownership of effective control as described in Section 409A(2)(A)(v) of the Internal Revenue Code of 1986) of the company or Graystone Tower Bank for any reason other than cause, he will be entitled to a payment equal to three times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination. For three years from termination of employment, he shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination. If he is not able to participate as his participation would violate the terms of the plans, then he would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits. If he is terminated without cause or terminates employment for good reason, he shall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under his employment agreement standing alone or when combined with the other benefits which he will receive upon a change in control would be considered a “golden parachute payment” and an excise tax is imposed, then Mr. Samuel will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

Mr. Samuel’s current annual base salary rate under his employment agreement is $435,000. Mr. Samuel is eligible for annual merit salary increases, is entitled to participate in the company’s annual Executive Incentive Plan and is eligible for stock based incentive awards. He is entitled to participate in all employee benefit plans provided to employees generally. He is also entitled to use of an automobile and country club membership fees. The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

On November 12, 2008, Mr. Samuel entered into an amendment to his employment agreement which provides, among other things, that Mr. Samuel would serve as President and Chief Executive Officer upon completion of the merger of Graystone with the company and that the merger of Graystone into the company would not constitute a change in control for purposes of the agreement.

Mark S. Merrill

In connection with its merger with Graystone, the company entered into an employment agreement with Mark S. Merrill, which employment agreement superseded and replaced an existing change of control agreement with Mr. Merrill. The employment agreement is for a term of two years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of non-renewal is given. Mr. Merrill may only be terminated for cause as defined in the agreement. He may terminate his employment for good reason as defined in the agreement. If employment is terminated for good reason or if Mr. Merrill is terminated without cause or if employment is terminated after a “change in control” (defined to mean a change in the ownership of effective control as described in Section 409A(2)(A)(v) of the Internal Revenue Code of 1986) of the company or Graystone Tower Bank for any reason other than cause, he will be entitled to a payment equal to two times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination. For two years (or twenty-four months) from termination of employment, he shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination. If he is not able to participate as participation would violate the terms of the plans, then Mr. Merrill would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits. If he is terminated without cause or terminates employment for good reason, he hall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under the employment agreement standing alone or when combined with the other benefits which Mr. Merrill will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then he will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

Mr. Merrill’s current annual base salary rate under his employment agreement is $235,000. Mr. Merrill is eligible for annual merit salary increases, is entitled to participate in the company’s annual Executive Incentive Plan and is eligible for stock based incentive awards. He is entitled to participate in all employee benefit plans provided to employees generally. The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

Janak Amin and Jeffrey Renninger

In connection with its merger with Graystone, the company assumed the employment agreements with Janak Amin and Jeffrey Renninger dated October 3, 2007 and October 2, 2007, respectively. Each employment agreement is for a term of two years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of non-renewal is given. The executives may only be terminated for cause as defined in the agreement. They may terminate their employment for good reason as defined in the agreement. If employment is terminated for good reason or if the executive is terminated without cause or if employment is terminated after a “change in control” (defined to mean a change in the ownership of effective control as described in Section 409A(2)(A)(v) of the Internal Revenue Code of 1986) of the company or Graystone Tower Bank for any reason other than cause, the executive will be entitled to a payment equal to two times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination. For two years (or twenty-four months) from termination of employment, the executive shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination. If the executive is not able to participate as participation would violate the terms of the plans, then the executive would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits. If the executive is terminated without cause or terminates employment for good reason, he shall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under the employment agreement standing alone or when combined with the other benefits which the executive will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then the executive will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

Mr. Amin’s current annual base salary rate under his employment agreement is $275,000. Mr. Renninger’s current base salary rate under his employment agreement is $275,000. Each executive is eligible for annual merit salary increases, is entitled to participate in the company’s annual Executive Incentive Plan and is eligible for stock based incentive awards. He is entitled to participate in all employee benefit plans provided to employees generally. He is also entitled to use of an automobile and country club membership fees. The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

On November 12, 2008, Messrs. Amin and Renninger entered into amendments to their employment agreements which provide, among other things, that the merger of Graystone into the company would not constitute a change in control for purposes of the agreements.

Jeffrey B. Shank

The company is a party to an employment agreement with Jeffrey B. Shank pursuant to which he serves as Executive Vice President of the company. The employment agreement is for a term of three years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of nonrenewal is given. Mr. Shank may only be terminated for cause as defined in the agreement. Should he terminate his employment within one year following the effective date of the employment agreement or if he is terminated without cause during this period, he will receive a lump sum payment equal to 2.99 times his annual base salary as defined in the employment agreement. In addition, for a period of thirty-six (36) months from the date of termination of employment, he shall be permitted to continue in the corporation’s life, disability, supplemental retirement, medical/health insurance and other health and welfare benefits. In the event that a payment under the employment agreement standing alone or when combined with the other benefits which the executive will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then the payment will be reduced to the extent necessary such that it would not be considered a parachute payment.

In the event that after one year from the effective date of the employment agreement, Mr. Shank terminates his employment for good reason or if he is terminated without cause or if his employment is terminated after a “change in control” (defined to mean a change in the ownership of effective control as described in Section 409A(2)(A)(v) of the Internal Revenue Code of 1986) for any reason other than cause, he will be entitled to a payment equal to two times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination. For twenty-four (24) months from termination of employment, he shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination. If he is not able to participate as his participation would violate the terms of the plans, then he would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits. If he is terminated without cause or terminates employment for good reason, he shall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under his employment agreement standing alone or when combined with the other benefits which he will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then Mr. Shank will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

Mr. Shank’s current annual base salary rate under his employment agreement is $186,000. Mr. Shank is eligible for annual merit salary increases, is entitled to participate in the company’s annual Executive Incentive Plan and is eligible for stock based incentive awards. He is entitled to participate in all employee benefit plans provided to employees generally. He is also entitled to use of an automobile and country club membership fees. The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

Franklin T. Klink, III

Mr. Klink entered into a change in control agreement the company on November 26, 2001. Under the terms of this agreement, if Mr. Klink’s employment is terminated for reasons other than cause, death or disability, within 24 months of a change of control, or if Mr. Klink terminates his employment between three and six months after the change of control, he is entitled to receive 24 months of his monthly salary and continued retirement benefits and health care, life insurance and disability insurance for a period of 24 months; provided that if continued participation of such benefits is not permitted, then the company shall pay him the sum it would have paid for continuation of such benefits. Mr. Klink resigned from the company effective August 21, 2009 and the company has commenced payment of the salary and benefit continuation pursuant to the terms of the change in control agreement.

Potential Payments upon Termination or Change in Control

The table below shows the value of estimated company payments pursuant to the employment agreements, equity plans and other non-qualified plans described above upon a termination of employment, including gross-up payments for any excise tax on the parachute payments upon a change of control, for each of Messrs. Samuel, Merrill, Amin, Renninger, Shank and Klink. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. Except for Mr. Klink, all termination events are assumed to occur on December 31, 2009. Company payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

Andrew S. Samuel

Assuming one of the following events had occurred on December 31, 2009, Mr. Samuel’s payments and benefits had an estimated value as follows:

Termination Reason	Salary Continuation (1) ($)	Accrued and Unpaid PTO ($)	Change in Control Payment (2) ($)	Severance Payment (3) ($)	Accelerated Vesting of Stock Options (4) ($)	Value of Health and Welfare Benefits ($)		Life Insurance Benefit Paid (7) ($)	Long-Term Disability Coverage (8) ($)	Excise Tax Gross-Up Payment (9) ($)
Voluntary	6,731	6,731	—	—	—	—		—	—	—
Voluntary with ‘Good Reason’	6,731	6,731	—	1,260,558	—	30,531	(5)	—	—	—
Involuntary without ‘Cause’	6,731	6,731	—	1,260,558	—	30,531	(5)	—	—	—
Involuntary for ‘Cause’	6,731	6,731	—	—	—	—		—	—	—
Permanent Disability	6,731	6,731	—	—	55,444	5,088	(6)	—	8,000 per month	—
Death	6,731	6,731	—	—	55,444	—		635,000	—	—
Change in Control (with or without adverse employment action)	6,731	6,731	1,260,558	—	55,444	30,531	(5)	—	—	407,453

(1)	Payment of base salary for time worked but not paid through 12/31/2009.
(2)	Under Mr. Samuel’s employment agreement, payment is calculated as three (3) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(3)	In the event of termination by the company for reasons other than “Cause” or resignation by executive for “Good Reason”, within twenty (20) days of terminating employment, the executive will be paid the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(4)	Present value of accelerating stock options using safe harbor valuation method per Rev. Proc. 2003-68 and based upon a per share market value of $22.85 at 12/31/2009.
(5)	Reflects the value of 36 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to termination of employment.
(6)	Reflects the value of 6 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to permanent disability.
(7)	The life insurance payment reflects two (2) times the annual base salary of the executive with maximum benefit of $300,000, in accordance with the company’s group life insurance policy, plus the life insurance benefit under a pre- and post- separation from service split dollar life insurance plan.

(8)	Amounts payable under long term disability insurance policy until age 65.
(9)	Represents additional excise tax adjustment payment which executive is entitled to receive, calculated in accordance with Internal Revenue Code Section 280G.

Mark S. Merrill

Assuming one of the following events had occurred on December 31, 2009, Mr. Merrill’s payments and benefits had an estimated value as follows:

Termination Reason	Salary Continuation (1) ($)	Accrued and Unpaid PTO ($)	Change in Control Payment (2) ($)	Severance Payment (3) ($)	Accelerated Vesting of Stock Options (4) ($)	Value of Health and Welfare Benefits ($)		Life Insurance Benefit Paid (7) ($)	Long-Term Disability Coverage (8) ($)	Excise Tax Gross-Up Payment (9) ($)
Voluntary	3,558	3,558	—	—	—	—		—	—	—
Voluntary with ‘Good Reason’	3,558	3,558	—	465,392	—	20,354	(5)	—	—	—
Involuntary without ‘Cause’	3,558	3,558	—	465,392	—	20,354	(5)	—	—	—
Involuntary for ‘Cause’	3,558	3,558	—	—	—	—		—	—	—
Permanent Disability	3,558	3,558	—	—	21,478	5,088	(6)	—	8,000 per month	—
Death	3,558	3,558	—	—	21,478	—		465,000	—	—
Change in Control (with or without adverse employment action)	3,558	3,558	465,392	—	21,478	20,354	(5)	—	—	159,888

(1)	Payment of base salary for time worked but not paid through 12/31/2009.
(2)	Under Mr. Merrill’s employment agreement, payment is calculated as two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(3)	In the event of termination by the company for reasons other than “Cause” or resignation by executive for “Good Reason”, within twenty (20) days of terminating employment, the executive will be paid two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(4)	Present value of accelerating stock options using safe harbor valuation method per Rev. Proc. 2003-68 and based upon a per share market value of $22.85 at 12/31/2009.
(5)	Reflects the value of 24 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to his terminations of employment.
(6)	Reflects the value of 6 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to permanent disability.
(7)	The life insurance payment reflects two (2) times the annual base salary of the executive with maximum benefit of $300,000 in accordance with the company’s group life insurance policy, plus the life insurance benefit under a pre- and post- separation from service split dollar life insurance plan.
(8)	Amounts payable under long term disability insurance policy until age 65.
(9)	Represents additional excise tax adjustment payment which executive is entitled to receive, calculated in accordance with Internal Revenue Code Section 280G.

Janak Amin

Assuming one of the following events had occurred on December 31, 2009, Mr. Amin’s payments and benefits had an estimated value as follows:

Termination Reason	Salary Continuation (1) ($)	Accrued and Unpaid PTO ($)	Change in Control Payment (2) ($)	Severance Payment (3) ($)	Accelerated Vesting of Stock Options (4) ($)	Value of Health and Welfare Benefits ($)		Life Insurance Benefit Paid (7) ($)	Long-Term Disability Coverage (8) ($)	Excise Tax Gross-Up Payment (9) ($)
Voluntary	4,269	4,269	—	—	—	—		—	—	—
Voluntary with ‘Good Reason’	4,269	4,269	—	538,440	—	20,354	(5)	—	—	—
Involuntary without ‘Cause’	4,269	4,269	—	538,440	—	20,354	(5)	—	—	—
Involuntary for ‘Cause’	4,269	4,269	—	—	—	—		—	—	—
Permanent Disability	4,269	4,269	—	—	26,973	5,088	(6)	—	8,000 per month	—
Death	4,269	4,269	—	—	26,973	—		490,000	—	—
Change in Control (with or without adverse employment action)	4,269	4,269	538,440	—	26,973	20,354	(5)	—	—	167,331

(1)	Payment of base salary for time worked but not paid through 12/31/2009.
(2)	Under Mr. Amin’s employment agreement, payment is calculated as two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(3)	In the event of termination by the company for reasons other than “Cause” or resignation by executive for “Good Reason”, within twenty (20) days of terminating employment, the executive will be paid two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(4)	Present value of accelerating stock options using safe harbor valuation method per Rev. Proc. 2003-68 and based upon a per share market value of $22.85 at 12/31/2009.
(5)	Reflects the value of 24 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to his terminations of employment.
(6)	Reflects the value of 6 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to permanent disability.
(7)	The life insurance payment reflects two (2) times the annual base salary of the executive with maximum benefit of $300,000 in accordance with the company’s group life insurance policy, plus the life insurance benefit under a pre- and post- separation from service split dollar life insurance plan.
(8)	Amounts payable under long term disability insurance policy until age 65.
(9)	Represents additional excise tax adjustment payment which executive is entitled to receive, calculated in accordance with Internal Revenue Code Section 280G.

Jeffrey Renninger

Assuming one of the following events had occurred on December 31, 2009, Mr. Renninger’s payments and benefits had an estimated value as follows:

Termination Reason	Salary Continuation (1) ($)	Accrued and Unpaid PTO ($)	Change in Control Payment (2) ($)	Severance Payment (3) ($)	Accelerated Vesting of Stock Options (4) ($)	Value of Health and Welfare Benefits ($)		Life Insurance Benefit Paid (7) ($)	Long-Term Disability Coverage (8) ($)	Excise Tax Gross-Up Payment (9) ($)
Voluntary	4,327	4,327	—	—	—	—		—	—	—
Voluntary with ‘Good Reason’	4,327	4,327	—	549,240	—	20,354	(5)	—	—	—
Involuntary without ‘Cause’	4,327	4,327	—	549,240	—	20,354	(5)	—	—	—
Involuntary for ‘Cause’	4,327	4,327	—	—	—	—		—	—	—
Permanent Disability	4,327	4,327	—	—	26,973	5,088	(6)	—	8,000 per month	—
Death	4,327	4,327	—	—	26,973	—		495,000	—	—
Change in Control (with or without adverse employment action)	4,327	4,327	549,240	—	26,973	20,354	(5)	—	—	165,107

(1)	Payment of base salary for time worked but not paid through 12/31/2009.
(2)	Under Mr. Renninger’s employment agreement, payment is calculated as two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(3)	In the event of termination by the company for reasons other than “Cause” or resignation by executive for “Good Reason”, within twenty (20) days of terminating employment, the executive will be paid two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(4)	Present value of accelerating stock options using safe harbor valuation method per Rev. Proc. 2003-68 and based upon a per share market value of $22.85 at 12/31/2009.
(5)	Reflects the value of 24 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to his terminations of employment.
(6)	Reflects the value of 6 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to permanent disability.
(7)	The life insurance payment reflects two (2) times the annual base salary of the executive with maximum benefit of $300,000 in accordance with the company’s group life insurance policy, plus the life insurance benefit under a pre- and post- separation from service split dollar life insurance plan.
(8)	Amounts payable under long term disability insurance policy until age 65.
(9)	Represents additional excise tax adjustment payment which executive is entitled to receive, calculated in accordance with Internal Revenue Code Section 280G.

Jeffrey B. Shank

Assuming one of the following events had occurred on December 31, 2009, Mr. Shank’s payments and benefits had an estimated value as follows:

Termination Reason	Salary Continuation (1) ($)	Accrued and Unpaid PTO ($)	Change in Control Payment (2) ($)	Severance Payment (3) ($)	Accel- erated Vesting of Stock Options (4) ($)	SERP Payments ($) (5)	Executive Bonus Agreement Payment (6) ($)	Supple- mental Insurance Plan (7) ($)	Value of Health and Welfare Benefits ($)		Life Insurance Benefit Paid (10) ($)	Long-Term Disability Coverage (11) ($)
Voluntary	3,577	3,577	—	—	—	75,000 per year	64,659	320,720	—		—	—
Voluntary with ‘Good Reason’	3,577	3,577	—	571,227	—	75,000 per year	64,659	320,720	9,604	(8)	—	—
Involuntary without ‘Cause’	3,577	3,577	—	571,227	—	75,000 per year	64,659	320,720	9,604	(8)	—	—
Involuntary for ‘Cause’	3,577	3,577	—	—	—	75,000 per year	64,659	320,720	—		—	—
Permanent Disability	3,577	3,577	—	—	10,989	75,000 per year	64,659	361,444	1,601	(9)	—	8,000 per month
Death	3,577	3,577	—	—	10,989	75,000 per year	64,659	320,720	—		900,000	—
Change in Control (with or without adverse employment action)	3,577	3,577	478,364	—	10,989	75,000 per year	64,659	320,720	—		—	—

(1)	Payment of base salary for time worked but not paid through 12/31/2009.
(2)	Under Mr. Shank’s employment agreement, payment is calculated as two (2) times the sum of (a) the highest annual base salary during the immediately preceding three years, (b) the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three immediately preceding calendar years and (c) the highest value of stock options and other stock based incentives awarded to the executive with respect to one of the three immediately preceding calendar years.
(3)	In the event of termination by the company for reasons other than “Cause” or resignation by executive for “Good Reason”, within twenty (20) days of terminating employment, the executive will be paid 2.99 times the highest annual base salary during the immediately preceding three (3) years plus the mean average of the annual total bonuses paid to the executive during the three (3) calendar years immediately preceding the commencement date of March 31, 2009 (effective through March 31, 2010).
(4)	Present value of accelerating stock options using safe harbor valuation method per Rev. Proc. 2003-68 and based upon a per share market value of $22.85 at 12/31/2009.
(5)	Under the company’s Supplemental Executive Retirement Plan, Mr. Shank is entitled to receive $75,000 per year for 20 years commencing at age 65. Mr. Shank became fully vested in this Plan upon the merger with Graystone Financial Corp.
(6)	Represents the aggregate amount of payments (not present valued) that Mr. Shank is eligible to receive under the First National Bank of Greencastle Executive Bonus Plan commencing at age 65, to be paid over 20 years. Mr. Shank became fully vested in this Plan upon the merger with Graystone Financial Corp.
(7)	Represents the immediate lump sum value of the benefit under the Graystone Tower Bank (formerly, The First National Bank of Greencastle) Executive Supplemental Insurance Program.
(8)	Reflects the value of 36 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to his termination of employment.
(9)	Reflects the value of 6 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to permanent disability.
(10)	The life insurance payment reflects two (2) times the annual base salary of the executive to a maximum of $300,000 plus four (4) times the annual base salary of the executive from a vested insurance plan with the former First National Bank of Greencastle.
(11)	Amounts payable under long term disability insurance policy until age 65.

Franklin T. Klink, III

Mr. Klink resigned from the company effective August 21, 2009. The following table sets for the payments to which he is entitled under his change in control agreement in connection with his resignation.

Termination Reason	Salary Continuation (1) ($)	Change in Control Payment (2) ($)	Accelerated Vesting of Stock Options ($)	Executive Bonus Agreement Payment (3) ($)	Value of Health and Welfare Benefits (4) ($)	Continued Retirement Benefits (5) ($)	Accrued and Unpaid PTO (6) ($)
Change in Control (with or without adverse employment action)	2,154	224,000	—	56,935	20,354	29,120	1,723

(1)	Payment of base salary for time worked but not paid through 8/21/2009.
(2)	Paid in bi-weekly installments for 24 months, commencing September 1, 2009.
(3)	Represents the aggregate amount of payments (not present valued) Mr. Klink is eligible to receive under the First National Bank of Greencastle Executive Bonus Plan commencing at age 65, to be paid over 20 years.
(4)	Reflects the value of 24 months benefits continuation under health and welfare plans in effect with respect to the executive during the one (1) year period prior to his termination of employment.
(5)	Since continued participation in Tower’s profit sharing (401(k)) and employee stock ownership plans is not permitted, in accordance with the terms of his change in control agreement, Mr. Klink received an amount equal to the sum that Tower would have paid for continuation of such benefits.
(6)	Represents 4 days of accrued and unused paid time off, paid in a lump sum in the first payment period following termination.

Compensation Committee Interlocks and Insider Participation

Andrew Samuel, President and Chief Executive Officer of Tower, is also Chairman of the board of directors. Mr. Samuel makes recommendations to the Employee Development Committee, which acts as the Compensation Committee, regarding compensation for employees. Mr. Samuel does not participate in conducting his own review.

Compensation of Directors

Director Summary Compensation Table

The following table summarizes the compensation paid by the company to directors for the fiscal year ended December 31, 2009, other than Andrew S. Samuel and Jeffrey B. Shank, who do not receive compensation as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total ($)
Stephen E. Beck	18,600	—	10,000	(2)	—	—		—	28,600
Patricia A. Carbaugh	21,600	—	12,403	(3)	—	4,336	(5)	—	38,339
James H. Craig, Jr. (1)	6,600		2,403	(4)					9,003
John M. DiSanto	13,800	—	10,000	(2)	—	—		—	23,800
Lois E. Easton (1)	3,000	—	2,403	(4)	—	—		—	5,403
Marcus Faust	18,600	—	10,000	(2)	—	—		—	28,600
Frederic M. Frederick	20,450	—	12,403	(3)	—	—		—	32,853
Mark E. Gayman	20,400	—	12,403	(3)	—	—		—	32,803
Kermit G. Hicks (1)	18,867	—	2,403	(4)	—	—		—	21,270
Harry D. Johnston	21,600	—	12,403	(3)	—	—		—	34,003
Jeffrey F. Lehman	16,650	—	10,000	(2)	—	—		—	26,650
Kenneth R. Lehman	18,600	—	10,000	(2)	—	—		—	28,600
Charles C. Pearson, Jr.	18,600	—	10,000	(2)	—	—		—	28,600
Michael A. Peck	17,400	—	10,000	(2)	—	—		—	27,400
Robert E. Poole, Jr.	14,400	—	10,000	(2)	—	—		—	24,400
Terry L. Randall	20,400	—	12,403	(3)	—	3,877	(5)	—	36,680
Hasu P. Shah	13,800	—	10,000	(2)	—	—		—	23,800
Klare S. Sunderland	18,000	—	10,000	(2)	—	—		—	28,000

(1)	Messrs. Craig and Hicks and Ms. Easton were no longer serving in the capacity of director at December 31, 2009.
(2)	Relates to option awards granted in September 2009. This value is based upon the Black-Scholes option valuation model, which estimates the present dollar value of Tower’s common stock option to be $5.00 per share under option. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 32.63%; (b) a risk-free rate of return of 3.39%, which equals the zero-coupon rate paid on U.S. Treasury bonds with lives approximating the expected term of the option as of the grant date; (c) Tower’s average common shares dividend yield that is expected over the term of the options of 4.00%; and (d) an expected term of 9 years. These options vest over a five year period at the rate of 20% per year on each anniversary of the grant date.
(3)	Includes $10,000 of option awards granted in September 2009 and valued as described in footnote (2) above, and $2,403 of option awards granted in January 2009 and valued as described in footnote (4) below.
(4)	Relates to option awards granted in January 2009. This value is based upon the Black-Scholes option valuation model, which estimates the present dollar value of Tower’s common stock option to be $4.33 per share under option. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 25.96%; (b) a risk-free rate of return of 1.89%, which equals the zero-coupon rate paid on U.S. Treasury bonds with lives approximating the expected term of the option as of the grant date; (c) Tower’s average common shares dividend yield that is expected over the term of the options of 3.24%; and (d) an expected term of 8 years. These shares became fully vested and exercisable on March 31, 2009 upon the merger of the Company and Graystone Financial Corp.
(5)	The amounts reflect the actuarial increase in the present value of the director’s benefits under the non-qualified Director Fee Continuation Plan.

Directors Fees

During 2009, the company’s outside directors received a quarterly retainer of $3,000. The non-employee Chairman of the board received a quarterly retainer of $5,500 and the Chairman of the Audit Committee received a quarterly retainer of $3,750. Outside directors also received $600 for each board meeting they attended. Each director is required to attend at least 75% of the combined meetings of the board and each committee on which such director serves in order to be paid the retainer. Other than the fee continuation plan described below, there are no other special arrangements with any directors.

Nonqualified Option Plan for Outside Directors

Tower maintains a non-qualified stock option plan for its outside directors. In accordance with the plan, options are granted at the fair market value of the common stock on the date of grant. All options granted under the plan vest and become exercisable one (1) year after the date of grant, provided, however, that in the event of death, retirement, disability or change in control of the corporation or its affiliates all options shall vest immediately. Each option granted under the plan expires upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) one (1) year following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause.

Director Fee Continuation Plan

Tower has entered into agreements under a Director Fee Continuation Plan with Ms. Carbaugh and Mr. Randall. The agreements provide for an annual benefit to the director for ten years commencing upon termination of their directorship. The directors are one hundred percent (100%) vested in the benefit, but would forfeit the benefits if discharged for cause.

Graystone Financial Corp. 2007 Stock Incentive Plan

In connection with its merger with Graystone Financial Corp., Tower assumed the Graystone Financial Corp. 2007 Stock Incentive Plan. The plan provides for stock-based incentives to officers and key employees, as well as grants of stock-based awards to non-employee directors. Stock-based incentives may take the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards. The plan provides for accelerated vesting of outstanding options upon a change in control of Tower.

PROPOSAL II –

APPROVAL OF 2010 STOCK INCENTIVE PLAN

The board of directors has unanimously approved and adopted, subject to shareholder approval, the 2010 Tower Bancorp, Inc. Stock Incentive Plan. The purpose of the Stock Incentive Plan is to provide (i) designated officers (including officers who are also directors) and other designated employees of Tower and its subsidiaries, and (ii) non-employee members of the board of directors of Tower and its subsidiaries, with additional incentive to further the success of the company. The board of directors believes that the Stock Incentive Plan will cause the designated participants to contribute materially to the growth of the company, thereby benefiting the company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

The plan seeks to achieve these purposes by providing for stock-based incentives in the form of incentive stock options (ISOs) as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options (NQSOs), stock appreciation rights (SARs), restricted stock and deferred stock awards.

The following is a summary of the key provisions of the Stock Incentive Plan. The following summary is qualified by reference to the full text of the Stock Incentive Plan, attached hereto as Annex A.

Administration and Amendment

The Stock Incentive Plan shall be administered by a committee which shall consist of (i) the board of directors itself, or (ii) two or more directors who shall be “non-employee directors” as defined by the Securities and Exchange Commission’s Rule 16b-3 and “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended. The committee will be responsible to administer, interpret and construe all provisions of the plan, to adopt rules and regulations for administering the plan and to make all other determinations deemed necessary or appropriate for administering the plan. At any time, the board of directors may amend, terminate or suspend the plan or any of its provisions, subject to any required shareholder approval or any shareholder approval which the board of directors deems advisable for any reason.

Eligible Employees

All employees of Tower or its subsidiaries and members of Tower’s or its subsidiaries’ board of directors who are not employees of Tower or its subsidiaries are eligible to participate in the Stock Incentive Plan. The committee will select each individual to receive grants pursuant to the plan.

Term of the Plan

The Stock Incentive Plan will be effective as of the date of the approval of the plan by the company’s shareholders. The plan will terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the board of directors or unless extended by the board of directors with the approval of the shareholders.

Incentive Stock Options and Nonqualified Stock Options

Stock options awarded under the Stock Incentive Plan will give the recipient the right to purchase a number of shares of Tower common stock at future dates at an option price equal to the “fair market value” of the common stock at the date of the grant of the option. If Tower’s common stock is traded in a public market, then the “fair market value” shall be, if the principal trading market is a national securities exchange, the last reported sales price on the relevant date, or, if the common stock is not traded on such an exchange or market which reports last sale data, but is traded over-the-counter, “fair market value” will be the average of the mean between the daily “bid” and “ask” quotations for shares of Tower common stock reported by the applicable customary reporting service or market for the five trading days immediately preceding the relevant date. The Stock Incentive Plan provides the board of directors with the discretion to determine “fair market value” if none of the methods specified in the plan are applicable.

The committee will determine the number of shares to be covered by each option granted, the term of the option, the period of time for options to vest after grant, if any, and other terms and limitations applicable to the exercise of the option. The time during which an option may be exercised, however, may not be more than 10 years after the date the option is granted. The terms of each option will be set forth in a written option agreement between Tower and the grantee awarded the option in a form approved by the board of directors. The terms of option agreements need not be identical.

Grants of ISOs are subject to certain additional limitations. ISOs may not be granted to any individual owning, on the grant date, stock possessing more than 10% of the total combined voting power of all classes of stock of Tower. In addition, no individual may be granted an ISO which results in the aggregate fair market value (at the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by that individual during any calendar year exceeding $100,000. Non-employee directors are not eligible to receive ISOs.

Under the terms of the Stock Incentive Plan, an employee who has been granted an ISO and who ceases to be an officer or employee for any reason other than death, permanent disability, retirement or following a change of control of Tower, will have the right to exercise the ISO, to the extent it was exercisable at the time of termination, for three months after the termination of employment, unless by its terms the ISO expires sooner. In the case of retirement, death, disability, or following a change of control of Tower, the period is extended to three years, provided that such option shall not be eligible for ISO treatment if exercised more than three months after the grantee’s retirement or termination following a change in control and more than one year following termination pursuant to disability.

In the event a participant who has been granted an NQSO retires, becomes permanently disabled, dies or terminates employment or service following a change in control, the NQSO will not expire until three years following the date of such event, unless by its terms the NQSO expires sooner. In all other cases, the participant may exercise the NQSO, to the extent it was exercisable at the time of termination, within three months after the termination of employment or service, as the case maybe, unless, by its terms, the NQSO expires sooner.

Options may be exercised according to the terms of the related option agreement. The option price is to be paid to Tower in full at the time the option is exercised in cash, including through a broker-assisted “cashless” exercise as authorized by the plan. Additionally, payment of the option price may be made in shares of Tower common stock owned for at least six months prior to the exercise of the option or partly in cash and partly in common stock. In the event any payment is made in shares of common stock, shares delivered in full or partial payment of the option price will be valued at their “fair market value” on the date of payment.

Prior to delivery of the shares of common stock issuable upon the exercise of an option, any amount necessary to satisfy applicable federal, state, and/or local withholding requirements must be paid promptly by the employee. The Stock Incentive Plan provides the committee with the authority to permit payment of withholding taxes by withholding all or a portion of any shares of common stock that otherwise would be issued to the employee upon exercise of an option or by the employee surrendering all or a portion of any shares of common stock previously acquired by the employee.

Stock Appreciation Rights (SARs)

The committee may grant a SAR in conjunction with any stock option, for all or a portion of the applicable option (a “Tandem SAR”), or independent of any option (a “Freestanding SAR”). Freestanding SARs may be granted with respect to such number of shares as the committee shall determine. Unless the committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related stock option, if any, or (ii) the “fair market value” of a share of common stock as of the date of grant of the SAR. Tandem SARs shall be exercisable only at such time or times, and to the extent that the related stock option is exercisable. In the case of Freestanding SARs, the committee will determine the time or times at which a SAR may be exercised.

If a grantee exercises a SAR, the grantee will generally receive a payment equal to the value of the stock appreciation for the number SARs exercised, payable in cash, in shares or in a combination of cash and shares, as the committee determines. Upon the exercise of a Tandem SAR, the related option will terminate as to the number of shares with respect to which the Tandem SAR is exercised.

Restricted Stock

The committee may also award shares of Tower common stock under a restricted stock grant, upon such terms as the committee deems appropriate. Subject to certain exceptions, the grant will set forth a specified period of time (the “Restriction Period”) during which shares of the restricted stock will remain subject to forfeiture and/or restrictions on transfer. During the Restriction Period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends.

Deferred Stock

The committee may grant a participant in the Stock Incentive Plan the right to receive shares of Tower common stock to be delivered in the future, at such time or times and upon such terms and conditions as the committee may determine. The committee may at any time accelerate the time at which delivery of shares of common stock will take place. During any deferral period, the grantee shall not have any rights as a shareholder with respect to the deferred shares.

Performance Awards

The committee may also grant a participant the right to receive, without payment, a grant of Restricted or Deferred Stock as a performance award, following the attainment of certain performance goals to be attained during such period of time.

Accelerated Vesting upon Change in Control

Notwithstanding any other provision of the Stock Incentive Plan, all outstanding awards under the plan shall become immediately exercisable upon the occurrence of a change in control of Tower, as defined in the Stock Incentive Plan.

Shares Available under the Plan

Four hundred thousand (400,000) shares of Tower common stock may be issued pursuant to awards granted under the Stock Incentive Plan. The maximum aggregate number of shares of common stock that shall be subject to awards made under the plan to any one individual during any calendar year shall be 25,000. The plan provides appropriate adjustments in the number and kind of shares available for grants awards under the plan and subject to outstanding awards under the plan to avoid dilution in the event of mergers, stock splits, stock dividends or other changes in the capitalization of the company. The per share purchase price of outstanding options at the time of an event leading to adjustment may also be subject to appropriate adjustment to prevent dilution upon the occurrence of these events. In addition, to the extent awards under the Plan terminate, expire or are cancelled without common stock being delivered, or if any shares of restricted stock are forfeited, the shares subject to such awards will become available for issuance pursuant to future awards granted under the Plan.

Federal Tax Consequences of the Plan

Options

ISOs granted under the Stock Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code of 1986, while NQSOs will be “non-qualified stock options.” Upon the exercise of an NQSO, a grantee will recognize taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon subsequent sale of the shares, any difference between the sale price and the grantee’s tax basis in the shares (generally, the fair market value of the shares on the date of exercise) will be treated generally as capital gain or loss.

In contrast, upon the exercise of an ISO, an employee generally will not recognize income for federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the shares subject to the ISO at the time of exercise, however, is an item of tax preference which may require payment by the employee of an alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the employee as capital gain. A sale of shares acquired by exercise of an ISO within two years of the date of grant or within one year from the date of exercise will result in the employee recognizing ordinary income to the extent the fair market value of a share on the date of exercise exceeds the exercise price. The capital gain or loss will be short term or long term depending on whether the stock was held for more than one year.

The company will not be entitled to a deduction upon the grant or exercise of an ISO, or upon the sale of any shares acquired pursuant to the exercise of an ISO, except that a tax deduction may be available to the company if an employee sells the shares so acquired within two years of the date the ISO was granted or one year of the date of exercise. Upon the exercise of an NQSO, the company is entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the employee, provided the company complies with applicable tax withholding requirements.

Stock Appreciation Rights

No income will be realized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The company will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise. If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above with respect to NQSOs.

Restricted Stock and Performance Awards

A participant receiving restricted stock or performance awards generally will recognize ordinary income in the amount of the fair market value of the restricted stock or performance shares at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. The company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair maker value of such shares on such date.

However, a participant may elect under Section 83(b) of the Code, within thirty (30) days of the grant of the restricted stock or performance shares, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock or performance shares (determined without regard to the restrictions) over any consideration paid by the participant for the restricted stock or performance shares, as applicable. By reason of such an election, the participant’s holding period will commence on the date of grant and the participant’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant. If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the participant upon the forfeiture of the shares.

Deferred Stock

A participant receiving a deferred stock award will not have taxable income when the deferred stock is credited to the participant’s account. The participant will recognize ordinary income equal to the fair market value of the shares of Tower common stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the Stock Incentive Plan. The participant will also recognize ordinary income to the extent he or she received current payments of dividend equivalents in respect of the deferred stock when the company pays a dividend on Tower common stock. The company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve the 2010 Stock Incentive Plan.

Recommendation of the Board

The board of directors recommends that shareholders vote “FOR” approval of the 2010 Tower Bancorp, Inc. Stock Incentive Plan.

PROPOSAL III –

RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tower’s Audit Committee has recommended, and the company’s board of directors has approved, the selection of KPMG LLP as the independent registered public accounting firm to audit Tower’s consolidated financial statements for the year ending December 31, 2010, and the board of directors desires that such appointment be ratified by Tower’s shareholders at the annual meeting. KPMG LLP audited the company’s consolidated financial statements for 2009. Representatives of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

A majority of the votes cast by holders of Tower common stock is required for the ratification of the appointment of the independent registered public accounting firm.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Dismissal of Independent Registered Public Accounting Firm

Because the merger of Graystone Financial Corp. into Tower was treated as a “reverse merger” for accounting purposes, and as such the financial statements of Graystone, as the accounting acquirer, became the financial statements of Tower as the legal acquirer, and because the independent registered public accounting firm that audited Graystone’s financial statements, Beard Miller Company LLP, was different from the independent registered public accounting firm that audited Tower’s financial statements, Smith Elliott Kearns & Company, LLC, the rules and regulations of the Securities and Exchange Commission provide that there had been a de facto change in Tower’s independent registered public accounting firm from Smith Elliott Kearns & Company, LLC to Beard Miller Company LLP, as of the effective time of the merger, March 31, 2009.

On April 6, 2009, the Audit Committee of Tower’s board of directors approved the dismissal of Beard Miller Company LLP as the company’s independent registered public accounting firm and approved the engagement of KPMG LLP as the company’s new independent registered public accounting firm. Tower notified Beard Miller Company LLP of the dismissal on April 6, 2009. Effective October 1, 2009, Beard Miller Company LLP merged with the independent registered public accounting firm of Parente Randolph, LLC to form ParenteBeard LLC. Neither Beard Miller Company LLP nor ParenteBeard LLC has reviewed or issued any reports in relation to Tower’s financial statements from the time of Beard Miller Company LLP’s de facto appointment on March 31, 2009 to the date of its dismissal.

The report issued by Smith Elliott Kearns & Company, LLC in connection with the audit of the financial statements of Tower for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Smith Elliott Kearns & Company, LLC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, during the two most recent fiscal years or subsequent interim period, which disagreement, if not resolved to the satisfaction of Smith Elliott Kearns & Company, LLC would have caused Smith Elliott Kearns & Company, LLC to make reference to the subject matter of such disagreement in connection with its audited report or interim financial statements.

There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Pursuant to Item 304(a)(3) of Regulation S-K, Tower has provided a copy of the above disclosures and requested that Smith Elliott Kearns & Company, LLC furnish it with a letter addressed to the Commission stating whether or not Smith Elliott Kearns & Company LLC agrees with the above statements. A copy of such letter, dated March 31, 2009, is filed as Exhibit 16.1 to the current report on Form 8-K as filed with the Securities and Exchange Commission on March 31, 2009.

The report issued by Beard Miller Company LLP in connection with the audit of Graystone for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Beard Miller Company LLP on any matters or accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Beard Miller Company LLP would have caused Beard Miller Company LLP to make reference to the subject matter of such disagreement in connection with its audited report or interim financial statements.

There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Pursuant to Item 304(a)(3) of Regulation S-K, Tower has provided a copy of the above disclosures and requested that Beard Miller Company LLP furnish it with a letter addressed to the Commission stating whether or not Beard Miller Company LLP agrees with the above statements. A copy of such letter, dated April 9, 2009, is filed as Exhibit 16.1 to the current report on Form 8-K, as filed with the Securities and Exchange Commission on April 10, 2009.

Engagement of New Independent Registered Public Accounting Firm

On April 6, 2009, the Audit Committee of Tower’s board of directors appointed KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and the interim periods prior to such year end, including to complete a review of the corporation’s Form 10-Q for the quarterly period ending March 31, 2009. During the fiscal years ended December 31, 2008 and December 31, 2007, and through the date of KPMG’s appointment, neither the company nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the company’s financial statements, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304 (a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees of Registered Independent Public Accounting Firm

Amounts paid by Tower to Smith Elliott Kearns & Company, LLC for services rendered in 2008 and amounts paid to KPMG LLP for services rendered in 2009 are presented below:

Year Ended December 31	2009	2008
Audit Fees: Annual Report and Quarterly Reviews	$195,000	$116,750
Audit Fees: Issuance of Comfort Letters and Consents	108,800	—
Subtotal Audit Fees	303,800	116,750
Audit Related Fees	—	53,780
Tax Fees	—	8,710
All Other Fees	—	22,000
Total Fees	$303,800	$201,240

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in the company’s Forms 10-Q and 10-K or services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees for 2008 include fees billed for assurance and related services by Smith Elliott Kearns & Company, LLC that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under the Audit Fees section of the table above. These include fees for services related to examination of the Trust Department, employee benefit plan audits, and extended audit procedures.

Tax Fees include fees billed for professional services rendered for tax compliance, tax advice, tax planning. These services include preparation of federal and state tax returns. In 2009, tax services were provided to Tower by ParenteBeard LLP.

All Other Fees include fees billed for products and services provided, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above. These include fees for services related to Tower’s merger with Graystone Financial Corp.

Audit Committee Report

The Audit Committee of the Tower board of directors is comprised of directors who meet the standards for independence under the rules of the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the board of directors, which is available to shareholders at the company’s website at www.towerbancorp.com under the “Governance Documents” tab.

The Audit Committee met with management periodically during the year to consider the adequacy of the company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the company’s independent registered public accounting firm and with appropriate company financial personnel and internal auditors. The Audit Committee also discussed with the company’s senior management and independent registered public accounting firm the process used for certifications by the company’s Chief Executive Officer and Chief Financial Officer which are required for certain of the company’s filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, as well as with the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, on a number of occasions, each of whom has unrestricted access to the Audit Committee.

Management has primary responsibility for the company’s financial statements and the overall reporting process, including the company’s internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and KPMG LLP, the company’s independent registered public accounting firm, the company’s audited financial statements prior to issuance. Management has represented, and KPMG LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with KPMG LLP the written disclosure and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed KPMG LLP’s independence with its representatives. These items relate to that firm’s independence from the company. The Audit Committee also discussed with KPMG LLP matters required to be discussed with those charged with governance pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, of the Auditing Standards Board of the American Institute of Certified Public

Accountants to the extent applicable. The Audit Committee monitored the independent registered public accounting firm’s independence, reviewed audit and non-audit services performed by KPMG LLP and discussed with the independent registered public accounting firm their independence.

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the board of directors of Tower that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee

Jeffrey L. Lehman, Chair

Stephen E. Beck         Marcus Faust         Michael A. Peck         Terry L. Randall

Annual Report on Form 10-K

A copy of Tower’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, is being mailed with this proxy statement to all shareholders. The Annual Report on Form 10-K also is available at www.towerbancorp.com.

Other Matters

As of the date of this document, the board of directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this document. If any other matters shall properly come before the meeting and be voted upon, your properly executed proxy card will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters in accordance with their own judgment.

ANNEX A

TOWER BANCORP, INC.

2010 STOCK INCENTIVE PLAN

The purpose of the Tower Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other designated employees of Tower Bancorp, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries, and (ii) non-employee members of the board of directors of the Company and its subsidiaries, with additional incentive to further the success of the Company. The Company believes that the Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders and will align the economic interests of the participants with those of the shareholders.

Article 1. Administration

1.1 The Committee. The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of (i) either the board of directors of the Company (the “Board”) or (ii) two or more directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be “non-employee directors” of the Board as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” as defined under section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations. The Board, in its discretion, may appoint separate committees to administer the Plan with respect to a designated portion of participants (e.g., participants subject to Section 16 of the Exchange Act or Section 162(m) of the Code). If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

1.2 Determinations with respect to Grants. The Committee shall have the sole authority to (i) determine the individuals to whom Grants (as defined in Section 2.1) shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any Grants and reduce or waive any restrictions on the exercise or vesting of any Grants, and (v) deal with any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.

1.3 Action by the Committee. A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

1.4 Delegation. The Committee may appoint one of its members to be chairman and any person, whether or not a member of the Committee, to be its secretary or agent. Furthermore, the Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company.

1.5 Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of Grantees (as defined in Section 4.2) or constitute a material amendment of the Plan, to correct any defect or supply any omission of the Plan or any Grant Instrument (as defined in Section 2.2) and to reconcile any inconsistencies in the Plan or any Grant Instrument. The Committee’s interpretations of the Plan and all determinations made or actions taken by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be exercised in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

1.6 No Liability. No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

1.7 Costs. All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Grants (as defined in Section 2.1) in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Grant, or to any Grantee or any transferee of shares of Company Stock from any Grantee, including, but not limited to, any tax liability, capital losses, or other costs or losses incurred by any Grantee, or any such transferee.

Article 2. Grants

2.1 Type of Grants. Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock and performance awards (hereinafter collectively referred to as “Grants”).

2.2 Grant Instruments. All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate. Each Grant shall be evidenced by a written instrument (the “Grant Instrument”) specifying the number of shares of Company Stock to which it relates and containing such other terms and conditions as the Committee shall approve that are not inconsistent with the Plan. Grants under a particular section of the Plan need not be uniform as among the grantees. The Committee shall have the authority to waive any condition of an outstanding Grant or amend an outstanding Grant, provided that an amendment of an existing Grant may not be made without the consent of the Grantee if such amendment would have an adverse effect on the rights of the Grantee.

Article 3. Shares Subject to the Plan

3.1 Number of Shares. Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, no par value per share (the “Company Stock”), that may be issued or transferred under the Plan is 400,000 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 25,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without Company Stock being delivered pursuant thereto, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the Plan.

3.2 Anti-Dilution Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the kind of shares, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable fair market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to or less than .500 down, in each case to the nearest whole number. For purposes of this Section 3.2, “shares of Company Stock” and “shares” include referenced shares with respect to SARs. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Code.

Article 4. Eligibility for Participation

4.1 Eligible Participants.

4.1.1 All employees of the Company and its present or future subsidiaries (“Employees”), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

4.1.2 Members of the board of directors of the Company or members of the board of directors of any subsidiary of the Company, who are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”) also shall be eligible to participate in the Plan and may receive grants in the discretion of the Committee; provided, however, that only Employees shall be eligible to receive Incentive Stock Options (as defined in Section 5.1.1).

4.1.3 For purposes of the Plan the term “subsidiary” shall mean an entity controlled by the Company directly, or indirectly through one or more intermediaries.

4.2 Selection of Grantees. The Committee shall select the individuals to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Any individuals who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

Article 5. Granting of Options

5.1 Type of Option and Price.

5.1.1 The Committee may grant options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”) or options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein.

5.1.2 The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value (determined in accordance with Section 5.2.3) of a share of such Stock on the date such Stock Option is granted.

5.1.3 If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on an exchange or market which reports last sale price data, then the average of the mean between the last reported “bid” and “ask” prices each day over the five trading days preceding the relevant date, as reported on NASDAQ or, if not so reported, as reported by the applicable customary reporting service or market (including the Over the Counter Bulletin Board or the Pink Sheets). If the Company Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee; provided, however, that no determination of Fair Market Value with respect to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or the regulations thereunder.

5.2 Option Term. The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

5.3 Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion. The Committee, in its sole discretion, may accelerate, in whole or in part, the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined in Section 9.1).

5.4 Vesting of Options and Restrictions on Shares.

5.4.1 The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument.

5.4.2 Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director: (i) the Grantee’s Retirement (as defined in Section 5.6.4), (ii) the Grantee’s death or Disability (as defined in Section 5.6.4), or (iii) the occurrence of a Change of Control (as defined in Section 9.1).

5.5 Manner of Exercise.

5.5.1 A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee, to the Secretary or other officer of the Company designated by the Committee, with accompanying payment of the option price in accordance with Section 5.7 below.

5.5.2 Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer previously approved or designated by the Committee (“Designated Broker”) in lieu of delivery to the Grantee. The Committee may suspend the ability of a Grantee to exercise a Stock Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.

5.6 Termination of Employment or Service.

5.6.1 General. Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company or a subsidiary of the Company or is serving as a Non-Employee Director of the Company or a subsidiary of the Company.

5.6.2 Nonqualified Stock Options. In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement (as such terms are defined in Section 5.6.4) or following a Change of Control, the Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion. If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the Nonqualified Stock Option term set forth in the Grant Instrument.

5.6.3 Incentive Stock Options. In the event of a Grantee’s termination of employment for any reason other than death, Disability, Retirement, or following a Change of Control, the Grantee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Grantee at the date of termination and only for a period of three (3) months following termination. In the event of a termination of a Grantee’s employment due to death, Disability, Retirement or following a Change of Control, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such cessation of employment, provided, however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment. Notwithstanding anything herein to the contrary, in no event shall the period within which an Incentive Stock Option may be exercised extend beyond the expiration of the Option term set forth in the Grant Instrument.

5.6.4 Definitions. For purposes of the Plan: (i) the term “Company” shall include the Company’s subsidiaries; (ii) the term “Disability” or “Disabled” shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified pension benefit plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee.

5.7 Payment of Option Price. The Grantee shall pay the option price specified in the Grant Instrument in cash, including through the broker assisted cashless exercise procedure described in Section 5.5.2 With the approval of the Committee, the Grantee also may pay the option price specified in the Grant Instrument by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or through a combination of cash and shares of Company Common Stock owned by the Grantee. Unless permitted by the Committee, no tendered shares of Company Stock which were acquired by the Grantee pursuant to, or upon the previous exercise of, a Grant under the Plan, or an award under any other award plan of the Company or its subsidiaries, shall be accepted in payment unless the Grantee has held such shares (without restriction imposed by the applicable plan or award) for at least six months prior to delivery in payment. Subject to Article 13, the Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding obligations are satisfied.

5.8 Limits on Incentive Stock Options.

5.8.1 Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.

5.8.2 An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any “subsidiary” within the meaning of Section 424 (f) of the Code.

5.8.3 An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company within the meaning of Section 424 (e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

5.8.4 No Incentive Stock Option granted under this Plan is transferable expect by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee.

5.9 Notice of Disposition; Withholding; Escrow. A Grantee of an Incentive Stock Option shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Company Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal (including payroll taxes) or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose. The Committee may, in its sole discretion, require shares of Company Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 5.9.

5.10 No ISO Warranty. The Company makes no warranty that Stock Options granted under this Plan that are intended to qualify as Incentive Stock Options will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause. If a Stock Option granted hereunder for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Nonqualified Stock Option.

Article 6. Stock Appreciation Rights

6.1 General Requirements. The Committee may grant stock appreciation rights (“SARs”) to any Grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option. Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the Fair Market Value of a share of Company Stock as of the date of grant of such SAR.

6.2 Exercise.

6.2.1 No SAR shall be exercisable more than 10 years after the date of its grant.

6.2.2 An SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify. Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options, including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control of the Company.

6.2.3 An SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by the related Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

6.3 Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR as described in Section 6.1 and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

6.4 Form of Payment. Upon exercise of an SAR, payment shall be made in the form of shares of Company Stock, valued at their Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine. Payment by the Company of SARs shall be subject to withholding of applicable taxes in accordance with Article 13.

Article 7. Restricted and Deferred Stock Grants

7.1 Restricted Stock. The Committee may issue or transfer shares of Company Stock to an eligible participant under a Grant (a “Restricted Stock Grant”), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

7.1.1 Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

7.1.2 If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement (as defined in Section 5.6.4).

7.1.3 During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Article 8. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the Restricted Stock legend pursuant to this Section 7.1 removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

7.1.4 During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

7.1.5 Except as provided by Article 14, all restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

7.2 Deferred Stock.

7.2.1 The Committee may grant a participant the right to receive shares of Company Stock to be delivered in the future (a “Deferred Stock Grant”). Delivery of the Company Stock pursuant to a Deferred Stock Grant will take place at such time or times, and on such terms and conditions, as the Committee may determine. The Committee may provide at the time of the Deferred Stock Grant that the stock to be delivered will be restricted stock pursuant to Section 7.1. The Committee may at any time accelerate the time at which delivery of all or any part of the Company Stock will take place; provided, however, that unless otherwise provided by the Committee at the time of grant, the time of delivery of the deferred stock will automatically accelerate to the date of a Change of Control.

7.2.2 During any deferral period, the Grantee shall not have any rights as a shareholder with respect to the deferred shares.

7.3 Tax Withholdings. Delivery of stock pursuant to this Article 7 shall be subject to withholding of applicable taxes in accordance with Article 13.

Article 8. Transferability of Grants

8.1 Limitation. During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.

8.2 Successor Grantee. When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

Article 9. Change of Control of the Company

9.1 Definitions. As used herein, a “Change of Control” shall be deemed to have occurred if:

(i) a liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company’s assets occurs;

(ii) as a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the common stock of the Company or the combined voting power of the Company’s then outstanding securities; provided, however, that for purposes of this Section 10.1, a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

(iii) if at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

(iv) the Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

9.2 Business Combination Transaction. Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement. In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.

Article 10. Amendment and Termination of the Plan

10.1 Amendment. The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any stock listing requirement.

10.2 Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

10.3 Termination and Amendment of Outstanding Grants. A termination, suspension or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16.2 hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 16.2 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

10.4 Plan Provisions Binding. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns. In the event of any conflict between the Plan and any Grant Instrument, the Plan shall control.

Article 11. Funding of the Plan

11.1 Unfunded Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Article 12. Rights of Participants

12.1 No Right to Grant. Nothing in this Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the Plan.

12.2 No Right to Employment or Retention. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.

12.3 No Restriction on Company. Nothing contained in the Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company or any subsidiary of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.

Article 13. Withholding of Taxes

13.1 Right to Withhold. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Company Stock acquired pursuant to exercise of an Incentive Stock Option.

13.2 Withholding Rules and Procedures. The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Company Stock or other property.

Article 14. Requirements for Issuance of Shares

14.1 Compliance with Law. The obligations of the Company to offer, sell, issue, deliver or transfer Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

14.2 Restrictions on Grants. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

14.3 Share Certificates. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

14.4 No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 15. Forfeiture

15.1 Misconduct. Notwithstanding anything to the contrary in the Plan, if the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Grants and rights shall be automatically canceled.

15.2 Finality of Committee Decision. The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes. The preceding provisions of this Section 15 shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of he Code.

Article 16. Miscellaneous

16.1 Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

16.2 Section 16 Limitations. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

16.3 Ownership of Stock. A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.

16.4 Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.5 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

Article 17. Effective Date of the Plan

17.1 The Plan shall be effective as of the date of the approval of the Plan by the Company’s shareholders.

REVOCABLE PROXY

Tower Bancorp, Inc.

ANNUAL MEETING OF SHAREHOLDERS

May 25, 2010

9:30 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Janak Amin and Jeffrey Renninger, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Tower Bancorp, Inc. Common Stock of the undersigned at the Annual Meeting of Shareholders of Tower Bancorp, Inc. to be held on Tuesday, May 25, 2010, at 9:30 a.m., at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. Where a vote is not specified, the proxies will vote shares represented by this proxy FOR the election of all nominees for director and Proposals II and III, and in accordance with the directions of the board of directors on such other matters that may properly come before the meeting.

The board of directors recommends a vote FOR each of the proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ÀFOLD AND DETACH HERE À

TOWER BANCORP, INC. — ANNUAL MEETING, MAY 25, 2010

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/4431

You can vote in one of three ways:

1.	Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/tobc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4431

z				{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Tower Bancorp, Inc.	Annual Meeting of Shareholders MAY 25, 2010

	For	Withhold All	For All Except
PROPOSAL I – ELECTION OF SIX DIRECTORS TO CLASS B TO SERVE FOR A THREE (3) YEAR TERM.	☐	☐	☐

(01) John M. DiSanto	(02) Frederic M. Frederick
(03) Kenneth R. Lehman	(04) Terry L. Randall
(05) Hasu P. Shah	(06) Jeffrey B. Shank

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above

	For	Against	Abstain
PROPOSAL II – Approval of 2010 Tower Bancorp, Inc. Stock Incentive Plan:	☐	☐	☐

PROPOSAL III – Ratification of Appointment of KPMG, LLP as Independent Registered Public Accounting Firm:	☐	☐	☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE AFORESAID SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS II AND III AND IN ACCORDANCE WITH THE DIRECTIONS OF THE BOARD OF DIRECTORS ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Mark here if you plan to attend the Annual Meeting Number attending: .			☐

Mark here for address change and note change			☐

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿PROXY VOTING INSTRUCTIONS ¿

Shareholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 25, 2010. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 25, 2010: 1-866-214-3791	Vote by Internet anytime prior to 3:00 a.m., May 25, 2010 go to http://www.proxyvotenow.com/tobc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/4431

Your vote is important!

TOWER BANCORP, INC.

NOTICE TO PARTICIPANTS

IN THE GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN (THE “PLAN”)

OF THE

ANNUAL MEETING OF TOWER BANCORP, INC. SHAREHOLDERS

ON

MAY 25, 2010

Dear Plan Participants:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TOWER BANCORP, INC. (the “Company”) will be held on Tuesday, May 25, 2010, at 9:30 a.m., local time, at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania, for the purposes set forth in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, including to elect six (6) Class B Directors to the board of directors of Tower Bancorp, Inc. for three-year terms; to approve the 2010 Tower Bancorp, Inc. Stock Incentive Plan; and to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Each Participant in the Plan who has shares of common stock of the Company allocated to his or her Plan account at the close of business on April 9, 2010, the record date for the Annual Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted. The Trustees will be responsible for voting such shares either in person or by proxy.

Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Company which are allocated to your Plan account as of April 9, 2010. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, to be received no later than May 24, 2010 in order to be voted by the Trustees.

Please note that the enclosed materials relate only to those shares which have been allocated to your Plan account. If you also own shares of Tower Bancorp, Inc. common stock outside of the Plan, you should receive other voting materials for shares owned by you individually. Please return all voting material so that all your shares may be voted.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your Plan account will generally not be voted by the Trustee. While we hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Andrew Samuel, Trustee
April 23, 2010	Mark Merrill, Trustee
Jeffrey Shank, Trustee

GRAYSTONE TOWER BANK

EMPLOYEES’ STOCK OWNERSHIP PLAN

VOTING INSTRUCTION CARD FOR

ANNUAL MEETING OF SHAREHOLDERS OF TOWER BANCORP, INC.

MAY 25, 2010

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Tower Bancorp, Inc. allocated to the undersigned’s Plan account. If this Voting Instruction Card is signed and returned but no directions are given with respect to the proposals, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustees to vote the undersigned’s Plan shares “FOR” each of the proposals set forth herein.

The board of directors recommends a vote “FOR” each of the proposals.

Proposal I.	Election of six directors to Class B to serve for a three (3) year term. Nominees: John M. DiSanto, Frederic M. Frederick, Kenneth R. Lehman, Terry L. Randall, Hasu P. Shah and Jeffrey B. Shank.

☐ For All Nominees Listed Above	☐ Withhold Authority to Vote for Nominees Listed Above	☐ For All Except

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name here:

Proposal II.	Approval of the Tower Bancorp, Inc. 2010 Stock Incentive Plan.

☐ For	☐ Against	☐ Abstain

Proposal III.	Ratification of Appointment of KPMG, LLP as Independent Registered Public Accounting Firm.

☐ For	☐ Against	☐ Abstain

☐	PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

The Trustees shall vote the undersigned’s Plan shares in their discretion on such other matters as may properly come before the Annual Meeting.

The undersigned’s voting instructions shall apply to the Annual Meeting of Shareholders of Tower Bancorp, Inc. scheduled to be held on May 25, 2010, and any postponements or adjournments thereof. The Trustees may vote in person or by proxy.

The undersigned hereby acknowledges receipt of the Proxy Statement dated April 23, 2010.

Dated , 2010
(Please Date)

(Signature)

Please sign EXACTLY as your name appears at the left and return in the enclosed envelope to Carl D. Lundblad, Secretary, Tower Bancorp, Inc.

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.